                           LOAN AND SECURITY AGREEMENT

BORROWER:                  DOTRONIX, INC.
ADDRESS:                   160 FIRST STREET, S.E.
                           NEW BRIGHTON, MINNESOTA 55112-7894

DATE:                      FEBRUARY 23, 2000

         THIS LOAN AND SECURITY AGREEMENT is entered into on the above date between William S. Sadler ("Sadler"), with offices at 1370 Ryan Avenue West, Roseville, Minnesota 55113, and the borrower(s) named above (the "Borrower"), whose chief executive office is located at the above address ("Borrower's Address"). The Schedule to this Agreement (the "Schedule") shall for all purposes be deemed to be a part of this Agreement, and the same is an integral part of this Agreement. (Definitions of certain terms used in this Agreement are set forth in Section 1 below.)

         1. DEFINITIONS. As used in this Agreement, the following terms have the following meanings:

         "ACCOUNT DEBTOR" means the obligor on a Receivable or General
Intangible.

         "AFFILIATE" means, with respect to any Person, a relative, partner, shareholder, director, officer, or employee of such Person, or any parent or subsidiary of such Person, or any Person controlling, controlled by or under common control with such Person.

         "AUDIT" means to inspect, audit and copy Borrower's books and records and the Collateral.

         "BORROWER" has the meaning set forth in the introduction to this Agreement.

         "BORROWER'S ADDRESS" has the meaning set forth in the introduction to this Agreement.

         "BUSINESS DAY" means a day which is not a Saturday, a Sunday, or a day upon which national banks in St. Paul, Minnesota are required or authorized by law to be closed.

         "CHANGE OF CONTROL" shall be deemed to have occurred at such time as a "person" or "group" (within the meaning of Sections 12(d) and 14(d)(2) of the Securities Exchange Act of 1934) (other than the current holders of the ownership interests in any Borrower and their heirs) becomes the "beneficial owner" (as defined in Rule 12d-3 under the Securities Exchange Act of 1934), directly or indirectly, as a result of any single transaction, of more than thirty-five percent (35%) of the total voting power of all classes of stock or other ownership interests then outstanding of any Borrower normally entitled to vote in the election of directors or analogous governing body.

         "CLOSING DATE" means the date of the initial funding under this Agreement.


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         "CODE" means the Uniform Commercial Code as adopted and in effect in the State of Minnesota from time to time.

         "COLLATERAL" has the meaning set forth in Section 4 hereof.

         "CREDIT LIMIT" means the maximum amount of Loans that Sadler may make to Borrower pursuant to the amounts and percentages shown on the Schedule.

         "DEFAULT" means any event which with notice or passage of time or both, would constitute an Event of Default.

         "DOLLARS OR $" means United States dollars.

         "EBIT" means, in any fiscal period, Borrower's consolidated net income (other than extraordinary or non-recurring items of Borrower for such period) plus (i) the amount of all interest expense and income tax expense of Borrower for such period, on a consolidated basis, and plus or minus (as the case may be)
(ii) any other non-cash charges which have been added or subtracted, as the case may be, in calculating Borrower's consolidated net income for such period.

         "ELIGIBLE INVENTORY" means Inventory which Sadler, in his sole judgment, deems eligible for borrowing, based on such considerations as Sadler may from time to time deem appropriate. Without limiting the fact that the determination of which Inventory is eligible for borrowing is a matter of Sadler's discretion, Inventory which does not meet the following requirements will not be deemed to be Eligible Inventory: Inventory which (i) consists of finished goods, in good, new and salable condition which is not perishable, not obsolete or unmerchantable, and is not comprised of raw materials, work in process, packaging materials or supplies; (ii) meets all applicable governmental standards; (iii) has been manufactured in compliance with the Fair Labor Standards Act; (iv) conforms in all respects to the warranties and representations set forth in this Agreement; (v) is at all times subject to Sadler's duly perfected, first priority security interest; and (vi) is situated at a one of the locations set forth on the Schedule.

         "ELIGIBLE RECEIVABLES" means Receivables arising from the sale of goods or rendition of services, which Sadler, in his sole judgment, shall deem eligible for borrowing, based on such considerations as Sadler may from time to time deem appropriate. Eligible Receivables shall not include the following:

         (a) Receivables that the Account Debtor has failed to pay within 90 days of invoice date;

         (b) Receivables owed by an Account Debtor or its Affiliates where twenty-five percent (25%) or more of all Receivables owed by that Account Debtor (or its Affiliates) are deemed ineligible under clause (a) above;

         (c) Receivables with respect to which the Account Debtor is an employee, Affiliate, or agent of Borrower;


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         (d)      Receivables with respect to which goods are placed on
                  consignment, guaranteed sale, sale or return, sale on approval, bill and hold, or other terms by reason of which the payment by the Account Debtor may be conditional;

         (e) Receivables, that are not payable in Dollars or with respect to which the Account Debtor: (i) does not maintain its chief executive office in the United States, or (ii) is not organized under the laws of the United States or any State thereof, or (iii) is the government of any foreign country or sovereign state, or of any state, providence, municipality, or other political subdivision thereof, or of any department, agency, public corporation, or other instrumentality thereof;

         (f)      Receivables with respect to which the Account Debtor is either
                  (i) the United States or any department, agency, or instrumentality of the United States (exclusive, however, of Accounts with respect to which Borrower has complied, to the satisfaction of Sadler, with the Assignment of Claims Act, 31 U.S.C. ss.3727), or (ii) any State of the United States (exclusive, however, of Receivables owed by any State that does not have a statutory counterpart to the Assignment of Claims Act);

         (g) Receivables with respect to which the Account Debtor is a creditor of Borrower, has or has asserted a right to setoff, has disputed its liability, or has made any claim with respect to the Receivables;

         (h) Receivables with respect to an Account Debtor whose total obligations owing to Borrower exceed twenty-five percent (25%) of all Eligible Receivables, to the extent of the obligations owing by such Account Debtor in excess of such percentage;

         (i) Receivables with respect to which the Account Debtor is subject to any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation proceeding, or becomes insolvent, or goes out of business;

         (j) Receivables the collection of which Sadler, in his reasonable credit judgment, believes to be doubtful by reason of the Account Debtor's financial condition;

         (k) Receivables with respect to which the goods giving rise to such Receivable have not been shipped and billed to the Account Debtor, the services giving rise to such Receivable have not been performed and accepted by the Account Debtor, or the Receivable otherwise does not represent a final sale;

         (l) Receivables with respect to which the Account Debtor is located in the states of New Jersey, Minnesota, Indiana, or West Virginia (or any other state that requires a creditor to file a Business Activity Report or similar document in order to bring suit or otherwise enforce its remedies against such Account Debtor in the courts or through any judicial process of such state), unless Borrower has qualified to do business in New Jersey, Minnesota, Indiana, West Virginia, or such other states, or has filed a Notice of Business Activities Report with the applicable division of taxation, the department of


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                  revenue, or with such other state offices, as appropriate, for the then-current year, or is exempt from such filing requirement; and

         (m) Receivables that represent progress payments or other advance billings that are due prior to the completion of performance by Borrower of the subject contract for goods or services.

         "EQUIPMENT" means all of Borrower's present and hereafter acquired machinery, molds, machine tools, motors, furniture, equipment, furnishings, fixtures, trade fixtures, motor vehicles, tools, parts, dies, jigs, goods and other goods (other than Inventory) of every kind and description used in Borrower's operations or owned by Borrower and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, or improvements to any of the foregoing, wherever located.

         "EVENT OF DEFAULT" means any of the events set forth in Section 10.1 of this Agreement.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

         "GENERAL INTANGIBLES" means all general intangibles of Borrower, whether now owned or hereafter created or acquired by Borrower, including, without limitation, all choses in action, causes of action, corporate or other business records, Deposit Accounts, investment property, inventions, designs, drawings, blueprints, patents, patent applications, trademarks, and the goodwill of the business symbolized thereby, names, trade names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, security and other deposits, rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Borrower against Sadler, rights to purchase or sell real or personal property, rights as licensor or licensee of any kind, royalties, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including without limitation life insurance, key man insurance, credit insurance, liability insurance, property insurance and other insurance), tax refunds and claims, computer programs, discs, tapes and tape files, claims under guaranties, security interests or other security held by or granted to Borrower, all rights to indemnification and all other intangible property of every kind and nature (other than Receivables).

         "INVENTORY" means all of Borrower's now owned and hereafter acquired goods, merchandise or other personal property, wherever located, to be furnished under any contract of service or held for sale or lease (including without limitation all raw materials, work in process, finished goods and goods in transit, and including without limitation all farm products), and all materials and supplies of every kind, nature and description which are or might be used or consumed in Borrower's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise or other personal property, and all warehouse receipts, documents of title and other documents representing any of the foregoing.


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         "INVESTMENT PROPERTY" has the meaning set forth in Section 336.9-115 of the Code as in effect as of the date hereof.

         "LOAN DOCUMENTS" means this Agreement, the agreements and documents listed on Section 5 of the Schedule, and any other agreement, instrument or document executed in connection herewith or therewith.

         "LOANS" has the meaning set forth in Section 2.1 hereof.

         "MATERIAL ADVERSE EFFECT" means a material adverse effect on (i) the business, assets, condition (financial or otherwise) or results of operations of Borrower or any subsidiary of Borrower or any guarantor of any of the Obligations, (ii) the ability of Borrower or any guarantor of any of the Obligations to perform its obligations under this Agreement (including, without limitation, repayment of the Obligations as they come due) or (iii) the validity or enforceability of this Agreement or any other agreement or document entered into by any party in connection herewith, or the rights or remedies of Sadler hereunder or thereunder.

         "MATURITY DATE" means the date that this Agreement shall cease to be effective, as set forth on the Schedule, subject to the provisions of Section
9.1 and 9.2 hereof.

         "MAXIMUM DOLLAR AMOUNT" has the meaning set forth in Section 2 of this Schedule.

         "OBLIGATIONS" means all present and future Loans, advances, debts, liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower to Sadler under or in connection with this Agreement, whether evidenced by this Agreement or any note or other instrument or document, whether arising from an extension of credit, opening a letter of credit, banker's acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by Sadler in Borrower's debts owing to other), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorneys' fees (including attorneys' fees and expenses incurred in bankruptcy), expert witness fees, audit fees, letter of credit fees, collateral monitoring fees, closing fees, facility fees, termination fees, minimum interest charges and any other sums chargeable to Borrower under this Agreement.

         "PERMITTED LIENS" means the following:

         (a) purchase money security interests in specific items of Equipment;

         (b)      leases of specific items of Equipment;

         (c)      liens for taxes not yet payable;

         (d) additional security interests and liens consented to in writing by Sadler;

         (e) security interests being terminated substantially concurrently with this Agreement;

         (f) liens incurred in connection with the extension, renewal or refinancing of the


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                  indebtedness secured by liens of the type described above in clauses (a) or (b) above, provided that any extension, renewal or replacement lien is limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase; or

         (g) liens in favor of customs and revenue authorities which secure payment of customs duties in connection with importation of goods.

         Sadler will have the right to require, as a condition to its consent under subparagraph (d) above, that the holder of the additional security interest or lien sign an intercreditor agreement on Sadler's then standard form, acknowledge that the security interest is subordinate to the security interest in favor of Sadler, and agree not to take any action to enforce its subordinate security interest so long as any Obligations remain outstanding, and the Borrower agrees that any uncured default in any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Agreement.

         "PERSON" means any individual, sole proprietorship, general partnership, limited partnership, limited liability partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, government, or agency or political division thereof, or any other entity.

         "PRIME RATE" means the actual "Reference Rate" or the substitute therefor of Norwest Bank whether or not that rate is the lowest interest rate charged by said bank. If the Prime Rate, as defined, is unavailable, "Prime Rate" shall mean the highest of the prime rates published in the Wall Street Journal on the first business day of the applicable month, as the base rate on corporate loans at large U.S. money center commercial banks.

         "REAL PROPERTY" means Borrower's real property located in 160 First Street S.E., New Brighton, Minnesota 55112 and 3833 North White Avenue, Eau Claire, Wisconsin 54703.

         "RECEIVABLES" means all Borrower's now owned and hereafter acquired accounts (whether or not earned by performance), letters of credit, contract rights, chattel paper, instruments, securities, documents, securities accounts, security entitlements, commodity contracts, commodity accounts, investment property and all other forms of obligations at any time owing to Borrower, all guaranties and other security therefor, all merchandise returned to or repossessed by Borrower, and all rights of stoppage in transit and all other rights or remedies of an unpaid vendor, lien or secured party.

         "RENEWAL DATE" shall mean the Maturity Date if this Agreement is renewed pursuant to Section 9.1 hereof, and each anniversary thereafter that this Agreement is renewed pursuant to Section 9.1 hereof.

         "SCHEDULE" has the meaning set forth in the Introduction of this Agreement.

         "SOLVENT" means, with respect to any Person on a particular date, that on such date (a) at fair


                                     -6-
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valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that liabilities will be computed at the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

         "TANGIBLE NET WORTH" means consolidated Borrower's equity plus subordinate debt otherwise permitted hereunder, less goodwill, patents, trademarks, copyrights, franchises, formulas, leasehold interests, leasehold improvements, non-compete agreements, engineering plans, deferred tax benefits, organization costs, prepaid items, and any other assets of Borrower that would be treated as intangible assets on Borrower's balance sheet prepared in accordance with GAAP.

         "OTHER TERMS" All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with GAAP. All other terms contained in this Agreement unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

         2. CREDIT FACILITIES.

         2.1 Loans. Sadler will make loans to Borrower (the "Loans"), in amounts and in percentages to be determined by Sadler in his good faith discretion, up to the Credit Limit, provided no Default or Event of Default has occurred and is continuing. In addition, Sadler may create reserves against or reduce his advance rates based upon Eligible Receivables or Eligible Inventory without declaring a Default or an Event of Default if he determines that there has occurred a Material Adverse Effect.

         3. INTEREST AND FEES.

         3.1 Interest. All Loans and all other monetary Obligations shall bear interest at the rate shown on the Schedule, except where expressly set forth to the contrary in this Agreement. Interest shall be payable monthly, on the last day of the month. Interest may, in Sadler's discretion, be charged to Borrower's loan account, and the same shall thereafter bear interest at the same rate as the other Loans.

         3.2 Fees. Borrower shall pay Sadler the Fee(s) shown on the Schedule, which are in addition to all interest and other sums payable to Sadler and are deemed fully earned and are nonrefundable.


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         4. SECURITY INTEREST.

         To secure the payment and performance of all of the Obligations when due, Borrower hereby grants to Sadler a security interest in all of Borrower's interest in the following, whether now owned or hereafter acquired, and wherever located: All Receivables, Inventory, Equipment, Investment Property, and General Intangibles, including, without limitation, all of Borrower's Deposit Accounts, and all money, and all property now or at any time in the future in Sadler's possession (including claims and credit balances), and all proceeds of any of the foregoing together with a Mortgage on the Borrower's property at 3833 North White Avenue, Eau Claire, Wisconsin 54703, (including proceeds of any insurance policies, proceeds of proceeds, and claims against third parties), all products of any of the foregoing, and all books and records related to any of the foregoing (all of the foregoing, together with all other property in which Sadler may now or in the future be granted a lien or security interest, is referred to herein, collectively, as the "Collateral").

         5. CONDITIONS PRECEDENT.

         The obligation of Sadler to make the Loans is subject to the satisfaction, in the sole discretion of Sadler, at or prior to the first advance of funds hereunder, of each, every and all of the following conditions:

         5.1 Status of Accounts at Closing. No account payable of Borrower shall be due and unpaid ninety (90) days past its due date except for such accounts payable being contested in good faith in appropriate proceedings and for which adequate reserves have been provided.

         5.2 Minimum Availability. Borrower shall have minimum availability immediately following the initial funding in the amount set forth on the Schedule.

         5.3 Landlord Waiver. Sadler shall have received duly executed

                  (a) landlord waivers and access agreements in form and substance satisfactory to Sadler, in Sadler's sole and absolute discretion, and, when deemed appropriate by Sadler, in form for recording in the appropriate recording office, with respect to all leased locations where Borrower maintains any inventory or equipment.

                  (b) mortgagee waivers in form and substance satisfactory to Sadler, in Sadler's sole and absolute discretion, and when deemed appropriate by Sadler, in form for recording in the appropriate recording office, with respect to all mortgaged locations where Borrower maintains any inventory or equipment.

                  (c) warehouse waivers in form and substance satisfactory to Sadler, in Sadler's sole and absolute discretion, and when deemed appropriate by Sadler, in form for recording in the appropriate recording office, with respect to all warehouse locations where Borrower maintains any inventory or equipment.

         5.4 Executed Agreement. Sadler shall have received this Agreement duly executed and


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in form and substance satisfactory to Sadler in his sole and absolute discretion.

         5.5 Opinion of Borrower's Counsel. Sadler shall have received an opinion of Borrower's counsel, in form and substance satisfactory to Sadler in his sole and absolute discretion.

         5.6 Priority of Sadler's Liens. Sadler shall have received the results of "of record" searches and a marked up Title Insurance Commitment, satisfactory to Sadler in his sole and absolute discretion, reflecting his Uniform Commercial Code filings against Borrower indicating that Sadler has a perfected, first priority lien in and upon all of the Collateral, subject only to Permitted Liens.

         5.7 Insurance. Sadler shall have received copies of the insurance binders or certificates evidencing Borrower's compliance with Section 8.2 hereof, including lender's loss payee endorsements.

         5.8 Borrower's Existence. Sadler shall have received copies of Borrower's articles or certificate of incorporation and all amendments thereto, and a Certificate of Good Standing, each certified by the Secretary of State of the state of Borrower's organization, and dated a recent date prior to the Closing Date, and Sadler shall receive Certificates of Foreign Qualification for Borrower from the Secretary of State of each state wherein the failure to be so qualified could have a Material Adverse Effect.

         5.9 Organizational Documents. Sadler shall have received copies of Borrower's By-laws and all amendments thereto, and Sadler shall have received copies of the resolutions of the board of directors of Borrower, authorizing the execution and delivery of this Agreement and the other documents contemplated hereby, and authorizing the transactions contemplated hereunder and thereunder, and authorizing specific officers of Borrower to execute the same on behalf of Borrower, in each case certified by the Secretary or other acceptable officer of Borrower as of the Closing Date.

         5.10 Taxes. Sadler shall have received evidence from Borrower that Borrower has complied with all tax withholding and Internal Revenue Service regulations, in form and substance satisfactory to Sadler in his sole and absolute discretion.

         5.11 Other Documents and Agreements. Sadler shall have received such other agreements, instruments and documents as Sadler may require in connection with the transactions contemplated hereby, all in form and substance satisfactory to Sadler in Sadler's sole and absolute discretion, and in form for filing in the appropriate filing office, including, but not limited to, those documents listed in Section 5 of the Schedule.

         6. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE BORROWER.

         In order to induce Sadler to enter into this Agreement and to make Loans, Borrower represents and warrants to Sadler as follows, and Borrower covenants that the following

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representations will continue to be true, and that Borrower will at all times comply with all of the following covenants:

         6.1 Existence and Authority. Borrower is and will continue to be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Borrower is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would have a Material Adverse Effect. The execution, delivery and performance by Borrower of this Agreement, and all other documents contemplated hereby (a) have been duly and validly authorized, (b) are enforceable against Borrower in accordance with their terms (except as enforcement may be limited by equitable principles and by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors' rights generally), and (c) do not violate Borrower's by-laws, or any law or any material agreement or instrument which is binding upon Borrower or its property, and (d) do not constitute grounds for acceleration of any material indebtedness or obligation under any material agreement or instrument which is binding upon Borrower or its property.

         6.2 Name; Trade Names and Styles. The name of Borrower set forth in the heading to this Agreement is its correct name. Listed on the Schedule are all prior names of Borrower and all of Borrower's present and prior trade names. Borrower shall give Sadler thirty (30) days' prior written notice before changing its name or doing business under any other name. Borrower has complied, and will in the future comply, with all laws relating to the conduct of business under a fictitious business name.

         6.3 Place of Business; Location of Collateral. The address set forth in the heading to this Agreement is Borrower's chief executive office. In addition, Borrower has places of business and Collateral is located only at the locations set forth on the Schedule. Borrower will give Sadler at least thirty (30) days' prior written notice before opening any additional place of business, changing its chief executive office, or moving any of the Collateral to a location other than Borrower's Address or one of the locations set forth on the Schedule.

         6.4 Title to Collateral; Permitted Liens. Borrower is now, and will at all times in the future be, the sole owner of all the Collateral, except for items of Equipment which are leased by Borrower. The Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for Permitted Liens. Sadler now has, and will continue to have, a first priority perfected and enforceable security interest in all of the Collateral to the extent said security interests are perfected pursuant to the documents entered into and notices given in connection herewith, subject only to the Permitted Liens, and Borrower will at all times defend Sadler and the Collateral against all claims of others. Borrower is not and will not become a lessee under any real property lease pursuant to which the lessor may obtain any rights in any of the Collateral and no such lease now prohibits restrains, impairs or will prohibit, restrain or impair Borrower's right to remove any Collateral from the leased premises. Whenever any Collateral is located upon premises in which any third party has an interest (whether as owner, mortgagee, beneficiary under a deed of trust, lien or otherwise), Borrower shall, whenever requested by Sadler, use its best efforts to cause such third party to execute and deliver to Sadler, in form acceptable to Sadler, such waivers and subordinations as Sadler shall specify, so as to ensure that Sadler's rights in the Collateral are, and will continue to be, superior to the rights of any such third party. Borrower will keep in full force and effect, and will comply with all of the terms of, any lease of real property where any of the Collateral now or in the future may be located.

         6.5 Maintenance of Collateral. Borrower will maintain the Collateral in good working condition, and Borrower will not use the Collateral for any unlawful purpose. Borrower shall file a patent application on all patentable material and register any trademarks, copyright and copyrightable material which compromises the Collateral and advise Sadler of the acquisition, existence, filing and/or registration thereof. Borrower will immediately advise Sadler in writing of any material loss or damage to the Collateral.

         6.6 Books and Records. Borrower has maintained and will maintain at Borrower's Address complete and accurate books and records, compromising an accounting system in accordance with GAAP.

         6.7 Financial Condition, Statements and Reports. All financial statements now or in the future delivered to Sadler have been, and will be, prepared in conformity with GAAP (except, in the case of unaudited financial statements, for the absence of footnotes and subject to normal year-end adjustments) and now and in the future will fairly reflect the financial condition of Borrower, at the times and for the periods therein stated. Between the last date covered by any such statement provided to Sadler and the date hereof, there has been no Material Adverse Effect. Borrower is now and will continue to be Solvent.

         6.8 Tax Returns and Payments; Pension Contributions. Borrower has timely filed, and will timely file, all tax returns and reports required by foreign, federal, state, and local law, and Borrower has timely paid, and will timely pay, all foreign, federal, state and local taxes, assessments, deposits and contributions now or in the future owed by Borrower. Borrower may, however, defer payment of any contested taxes, provided that Borrower (i) in good faith contests Borrower's obligation to pay the taxes by appropriate proceedings promptly and diligently instituted and conducted, (ii) notifies Sadler in writing of the commencement of, any material development in, the proceedings, and (iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a lien upon any of the Collateral. As of the date hereof, Borrower is unaware of any claims or adjustments proposed for any of Borrower's prior tax years which could result in additional taxes becoming due and payable by Borrower. Borrower has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms, and Borrower has not and will not withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could result in any liability of Borrower, including any liability to the Pension Benefit Guaranty Corporation or its successor or any other governmental agency. Borrower shall, at all times, utilize the services of an outside payroll service or maintain internal procedures providing for the automatic deposit of all payroll taxes payable by Borrower. In the event Borrower maintains such internal procedures, Borrower shall provide Sadler with documentary evidence, on a monthly basis, that all payroll taxes payable by Borrower are current.

         6.9 Compliance with Law. Borrower has complied, and will comply, in all material respects, with all provisions of all material foreign, federal, state and local laws and regulations relating to Borrower, including, but not limited to, the Fair Labor Standards Act, and those relating to Borrower's ownership of real or personal property, the conduct and licensing of Borrower's business, and environmental matters.

         6.10 Litigation. Except as disclosed in the Schedule, there is no claim, suit, litigation, proceeding or investigation pending or (to the best of Borrower's knowledge) threatened by or against or affecting Borrower in any court or before any governmental agency (or any basis therefore known to Borrower) which may result, either separately or in the aggregate, in a Material Adverse Effect. Borrower will promptly inform Sadler in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted by or against Borrower involving an amount set forth on the Schedule.

         6.11 Use of Proceeds. All proceeds of all Loans shall be used solely for lawful business purposes. Borrower is not purchasing or carrying any "margin stock" (as defined in Regulation G of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan will be used to purchase or carry any "margin stock" or to extend credit to others for the purpose of purchasing or carrying any "margin stock".

         (7) RECEIVABLES.

         7.1 Representations relating to Receivables. Borrower represents and warrants to Sadler as follows: Each receivable with respect to which Loans are requested by Borrower shall, on the date each Loan is requested and made, represent an undisputed bona fide existing unconditional obligation of the Account Debtor created by the sale, delivery and acceptance of goods or the rendition of services in the ordinary course of Borrower's business.

         7.2 Representations Relating to Documents and Legal Compliance. Borrower represents and warrants to Sadler as follows: All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Receivables are and shall be true and correct and all such invoices, instruments and other documents and all of Borrower's books and records are and shall be genuine and in all respects what they purport to be. All sales and other transactions underlying or giving rise to each Receivable shall fully comply with all applicable laws and governmental rules and regulations. All signatures and endorsements on all documents, instruments, and agreements relating to all Receivables are and shall be genuine, and all such documents, instruments and agreements are and shall be legally enforceable in accordance with their terms.

         7.3 Schedules and Documents relating to Receivables. Borrower shall deliver to Sadler via facsimile, unless otherwise directed by Sadler, at such locations and at such intervals as Sadler may request, transaction reports and loan requests, schedules of Receivables, and schedules of collections, all on Sadler's standard forms; provided, however, that Borrower's failure to execute and deliver the same shall not affect or limit Sadler's security interest and other rights in all of Borrower's Receivables, nor shall Sadler's failure to advance or lend against a specific Receivable affect or limit Sadler's security interest and other rights therein. Loan requests received after 10:30 a.m. St. Paul, Minnesota time, will not be considered by Sadler until the next Business Day. Together with each such schedule, or later if requested by Sadler, Borrower shall furnish Sadler with copies (or, at Sadler's request, originals) of all contracts, orders, invoices, and other similar documents, and all original shipping instructions, delivery receipts, bills of lading, and other evidence of delivery, for any goods the sale or disposition of which gave rise to such Receivables, and Borrower warrants the genuineness of all of the foregoing. Borrower shall also furnish to Sadler an aged accounts receivable trial balance in such form and at such intervals as Sadler shall request. In addition, Borrower shall deliver to Sadler the originals of all instruments, chattel paper, security agreements, guarantees and other documents and property evidencing or securing any Receivables, upon receipt thereof and in the same form as received, with all necessary endorsements, all of which shall be with recourse. Borrower shall also provide Sadler with copies of all credit memos as and when requested by Sadler.

         7.4 Collection of Receivables. Borrower shall have the right to collect all Receivables, unless and until an Event of Default has occurred. Borrower shall hold all payments on, and proceeds of, Receivables in trust for Sadler, and Borrower shall deliver all such payments and proceeds to Sadler within one
(1) Business Day after receipt by Borrower, in their original form, duly endorsed to Sadler, to be applied to the Obligations in such order as Sadler shall determine. Sadler may, in his discretion, require that all proceeds of Collateral be deposited by Borrower into a lockbox account, or such other "blocked account" as Sadler may specify, pursuant to a blocked account agreement in such form as Sadler may specify. Sadler or his designee may, at any time, notify Account Debtors that Sadler has been granted a security interest in the Receivables.

         7.5 Remittance of Proceeds. All proceeds arising from the disposition of any Collateral shall be delivered to Sadler within one (1) Business Day after receipt by Borrower, in their original form, duly endorsed to Sadler, to be applied to the Obligations in such order as Sadler shall determine. Borrower agrees that it will not commingle proceeds of Collateral with any of Borrower's other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for Sadler. Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

         7.6 Disputes. Borrower shall notify Sadler promptly of all disputes or claims relating to Receivables. Borrower shall not forgive (completely or partially), compromise or settle any Receivable for less than payment in full, or agree to do any of the foregoing, except that Borrower may do so, provided that: (a) Borrower does so in good faith, in a commercially reasonable manner, in the ordinary course of business, and in arm's length transactions, which are reported to Sadler on the regular reports provided to Sadler; (b) no Default or Event of Default has occurred and is continuing; and (c) taking into account all such discounts, settlements and forgiveness, the total outstanding Loans will not exceed the Credit Limit. Sadler may, at any time after the occurrence of an Event of Default, settle or adjust disputes or claims directly with Account Debtors for amounts and upon terms which Sadler considers advisable in its reasonable credit Judgment and, in all cases, Sadler shall credit Borrower's Loan account with only the net amounts received by Sadler in payment of any Receivables.

         7.7 Returns. Provided no Event of Default has occurred and is continuing, if any Account Debtor returns any Inventory to Borrower in the ordinary course of its business, Borrower shall promptly determine the reason for such return and promptly issue a credit memorandum to the Account Debtor in the appropriate amount. In the event any attempted return occurs after the occurrence of any Event of Default, Borrower shall (a) hold the returned Inventory in trust for Sadler, (b) segregate all returned Inventory from all of Borrower's other property, (c) conspicuously label the returned Inventory as subject to Sadler's security interest, and (d) immediately notify Sadler of the return of any Inventory, specifying the reason for such return, the location and condition of the returned Inventory, and on Sadler's request deliver such returned Inventory to Sadler.

         7.8 Verification. Sadler may, from time to time, verify directly with the respective Account Debtors the validity, amount and other matters relating to the Receivables, by means of mail, telephone or otherwise, either in the name of Borrower or Sadler or such other name as Sadler may choose.

         7.9 No Liability. Sadler in his capacity as lender hereunder, shall not under any circumstances be responsible or liable for any shortage or discrepancy in, damage to, or loss or destruction of, any goods, the sale or other disposition of which gives rise to a Receivable, or for any error, act, omission or delay of any kind occurring in the settlement, failure to settle, collection or failure to collect any Receivable, or for settling any Receivable in good faith for less than the full amount thereof, nor shall Sadler be deemed to be responsible for any of Borrowers' obligations under any contract or agreement giving rise to a Receivable. Nothing herein shall, however, relieve Sadler from liability for his own gross negligence or willful misconduct.

        (8)  ADDITIONAL DUTIES OF THE BORROWER.

         8.1 Other Covenants. Borrower shall at all times comply with the other covenants set forth in Section 8 of the Schedule.

         8.2 Insurance. Borrower shall at all times insure all of the tangible personal property Collateral and carry such other business insurance, with insurers reasonably acceptable to Sadler, in such form and amounts as Sadler may reasonably require, and Borrower shall provide evidence of such insurance to Sadler, so that Sadler is satisfied that such insurance is, at all times, in full force and effect. All liability insurance policies of Borrower shall name Sadler as an additional insured, and all property casualty and related insurance policies of Borrower shall name Sadler as a loss payee thereon and Borrower shall cause a lender's loss payee endorsement in form reasonably acceptable to Sadler. Upon receipt of the proceeds of any such insurance, Sadler shall apply such proceeds in reduction of the Obligations as Sadler shall determine in his sole discretion, except that, provided no Default or Event of Default has occurred and is continuing, Sadler shall release to Borrower insurance proceeds with respect to Equipment totaling less than the amount set forth in Section 8 of the Schedule, which shall be utilized by Borrower for the replacement of the Equipment with respect to which the insurance proceeds were paid. Sadler may require reasonable assurance that the insurance proceeds so released will be so used.
If Borrower fails to provide or pay for any insurance, Sadler may, but is not obligated to, obtain the same at Borrower's expense. Borrower shall promptly deliver to Sadler copies of all reports made to insurance companies.

         8.3 Reports. Borrower, at its expense, shall provide Sadler with the written reports set forth in Section 8 of the Schedule, and such other written reports with respect to Borrower (including budgets, sales, projections, operating plans and other financial documentation), as Sadler shall from time to time reasonably specify.

         8.4 Access to Collateral, Books and Records. At reasonable times but not less frequently than quarterly and on one (1) Business Day's notice, Sadler, or his agents, shall have the right to perform Audits. Sadler shall take reasonable steps to keep confidential all confidential information obtained in any Audit, but Sadler shall have the right to disclose any such information to his auditors, regulatory agencies, and attorneys, and pursuant to any subpoena or other legal process. Sadler may, at his option charge Borrower for Audits. The Audits shall be Seven Hundred Fifty Dollars ($750.00) per person per day (or such higher amounts as shall represents Sadler's actual cost for the same), plus reasonable out-of-pocket expenses. Borrower will not enter into any agreement with any accounting firm, service bureau or third party to store Borrower's books or records at any location other than Borrower's Address, without first notifying Sadler of the same and obtaining the written agreement from such accounting firm, service bureau or other third party to give Sadler the same rights with respect to access to books and records and related rights as Sadler has under this Loan Agreement.

         8.5 Negative Covenants. Borrower shall not without Sadler's prior written consent, do any of the following:

         (a) merge or consolidate with another entity, except in a transaction in which (i) the owners of the Borrower hold at least fifty percent (50%) of the ownership interest in the surviving entity immediately after such merger or consolidation, and (ii) the Borrower is the surviving entity;

         (b) acquire any assets, except (i) in the ordinary course of business, or (ii) in a transaction or a series of transactions not involving the payment of an aggregate amount in excess of the amount set forth in Section 8 of the Schedule;

         (c) enter into any other transaction outside the ordinary course of business;

         (d) sell or transfer any Collateral, except for the sale of finished Inventory in the ordinary course of Borrower's business, and except for the sale of obsolete or unneeded Equipment in the ordinary course of business;

         (e) store Inventory or other Collateral with any warehouseman or other third party;

         (i) sell any Inventory on a sale-or-return, guaranteed sale, consignment, or other contingent basis;

         (j) make any loan of any money or other assets, except (i) advances to customer or suppliers in the ordinary course of business, (ii) travel advances, employee relocation loans and other employee loans and advances in the ordinary course of business, (iii) loans to employees, officers and directors for the purpose of purchasing equity securities of the Borrower, and (iv) a loan in the principal amount of $110,000.00 previously made to Menuboard Marketing, L.P., a Delaware limited partnership;

         (k) incur any debts, outside the ordinary course of business, which would have a Material Adverse Effect;

         (l) guarantee or otherwise become liable with respect to the obligations of another party or entity;

         (m) pay or declare any dividends or distributions on the ownership interests in Borrower (except for dividends or distributions payable solely in stock form of ownership interests in Borrower);

         (n) make any change in Borrower's capital structure which would have a Material Adverse Effect; or

         (o)      dissolve or elect to dissolve.

         Transactions permitted by the foregoing provisions of this Section are only permitted if no Default or Event of Default is continuing or would occur as a result of such transaction.

         8.6 Litigation Cooperation. Should any third-party suit or proceeding be instituted by or against Sadler in his capacity as lender hereunder with respect any Collateral or relating to Borrower, Borrower shall, without expense to Sadler, make available Borrower and its officers, employees and agents and Borrower's books and records, to the extent that Sadler may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

         8.7 Further Assurances. Borrower agrees, and its expense, on request by Sadler, to execute all documents and take all actions, as Sadler, may deem reasonably necessary or useful in order to perfect and maintain Sadler's perfected security interest in the Collateral, and in order to fully consummate the transactions contemplated by this Agreement.

         8.8 Warrants. Borrower agrees to issue warrants for the purchase of Borrower's common stock, at market value on the date of each principal advance in the ratio of one (1) share of Borrower's common stock for each Four Dollars ($4.00) loaned to Borrower, up to the maximum principal amount outstanding hereunder at any one time. If amounts are repaid and reborrowed hereunder, Sadler shall not be entitled to additional warrants with respect to the reborrowings unless, and only to the extent that, such reborrowings increase the maximum amount outstanding hereunder at any one time.

         (9) TERM.

         9.1 Maturity Date. This Agreement shall continue in effect until the Maturity Date; provided that the Maturity Date may, at Sadler's option, in his sole discretion be extended, and this Agreement shall then renew, for successive additional terms of one year each. Sadler shall give written notice to Borrower, not less than one hundred twenty (120) days prior to the Maturity Date or the next Renewal Date, of his intention.

         9.2 Early Termination. This Agreement may be terminated prior to the Maturity Date as follows: (a) by Borrower, effective three (3) Business Days after written notice of termination is given to Sadler; (b) by Sadler at any time after the occurrence of an Event of Default, without notice, effective immediately; or (c) by Sadler upon the Change of Control of the Borrower.

         9.3 Payment of Obligations. On the Maturity Date or on any earlier effective date of termination, Borrower shall pay and perform in full all Obligations, whether evidenced by installment notes or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable. Notwithstanding any termination of this Agreement, all of Sadler's security interest in all of the Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been paid and performed in full; provided that, without limiting the fact that Loans are subject to the discretion of Sadler, Sadler may, in his sole discretion refuse to make any further Loans after termination. No termination shall in any way affect or impair any right or remedy of Sadler, nor shall any such termination relieve Borrower of any Obligation to Sadler, until all of the Obligations have been paid and performed in full. Upon payment and performance in full of all the Obligations and termination of this Agreement, Sadler shall promptly delivery to Borrower termination statements, requests for reconveyances and such other documents as may be required to fully terminate Sadler's security interest.

         (10) EVENTS OF DEFAULT AND REMEDIES.

         10.1 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" under this Agreement, and Borrower shall give Sadler immediate written notice:

         (a) Any warranty, representation, statement, report or certificate made or delivered to Sadler by Borrower or any of Borrower's officers, employees or agents, now or in the future, shall be untrue or misleading and results in a Material Adverse Effect; or

         (b) Borrower shall fail to pay when due any Loan or any interest thereon or any other monetary Obligation; or

         (c) the total Loans and other Obligations outstanding at any time shall exceed the Credit Limit; or

         (d) Borrower shall fail to deliver the proceeds of Collateral to Sadler as provided in Section 7.5 above, or shall fail to give Sadler access to its books and records or Collateral as provided in Section 8.4 above, or shall breach any negative covenant set forth in Section 8.5 above; or

         (e) Borrower shall fail to comply with the financial covenants (if any) set forth in the Schedule or shall fail to perform any other non-monetary Obligation which by its nature cannot be cured; or

         (f) Borrower shall fail to perform any other non-monetary Obligation, which failure is not cured within seven (7) Business Days after the date due; or

         (g) Any levy, assessment, attachment, seizure, lien or encumbrance (other than a Permitted Lien) is made on all or any part of the Collateral which is not cured within ten (10) days after the occurrence of the same; or

         (h) any default or event of default occurs under any obligation secured by a Permitted Lien, which is not cured within any applicable cure period or waived in writing by the holder of the Permitted Lien; or

         (i) Borrower breaches any material contract or obligation, which has or may reasonably be expected to have a Material Adverse Effect, which failure is not cured within five (5) Business Days after the breach; or

         (j) Dissolution, termination of existence, insolvency or business failure of Borrower or any guarantor of any of Obligations; or appointment of receiver, trustee or custodian for all or any property of, assignment for the benefit of creditors by, or the commencement of any proceeding by Borrower or any guarantor of any of the Obligations under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect; or

         (k) the commencement of any proceeding against Borrower or any guarantor of any of the Obligations under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is (i) not timely controverted, or (ii) not cured by the dismissal thereof within thirty (30) days after the date commenced; or

         (l) revocation or termination of, or limitation or denial of liability upon, any guaranty of the Obligations or any attempt to do any of the foregoing, or commencement of proceedings by any guarantor of any of the Obligations under any bankruptcy or insolvency law; or

         (m) revocation or termination of, or limitation or denial of liability upon, any pledge of any certificate of deposit, securities or other property or asset of any kind pledged by any third party to secure any or all of the Obligations, or any attempt to do any of the foregoing, or commencement of proceedings by or against any such third party under any bankruptcy or insolvency law; or

         (n) Borrower or any guarantor of any of the Obligations makes any payment on account of any indebtedness or obligation which has been subordinated to the

                  Obligations, other than as permitted in the applicable subordination agreement, or if any Person who has subordinated such indebtedness or obligations terminates or in any way limits his subordination agreement; or

         (o) Except as permitted under Section 8.5 (a), Borrower shall suffer or experience any Change of Control without Sadler's prior written consent, which consent shall be in the discretion of Sadler in the exercise of his reasonable business judgment; or

         (p) Borrower shall generally not pay its debts as they become due, or Borrower shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or

         (q) Borrower shall fail to file a patent application on any patentable material or register any trademark, copyright or copyrightable material which is part of the Collateral or advise Sadler of the acquisition, creation, existence, filing on or registration of any such Collateral; or

         (r)      there shall be any Material Adverse Effect; or

         (s) Any Event of Default or Default shall occur in any mortgage given by Borrower, including the mortgage granted to Sadler on Borrower's property located at 3833 North White Avenue, Eau Claire, Wisconsin 54703, and any Security Agreement or other document executed in connection herewith.

                  Sadler may cease making any Loans or extending any credit hereunder during any of the above cure periods.

         10.2 Remedies. Upon the occurrence, and during the continuance, of any Event of Default, Sadler, at his option, and without notice or demand of any kind (all of which are hereby expressly waived by Borrower), may do anyone or more of the following:

         (a) Cease making Loans or otherwise extending credit to Borrower under this Agreement or any other document or agreement;

         (b) Accelerate and declare all or any part of the Obligations to be immediately due, payable and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation;

         (c) Take possession of any or all of the Collateral wherever it may be found, and for that purpose Borrower hereby authorizes Sadler without judicial process to enter onto any of Borrower's premises without interference to search for, take possession of, keep, store or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof, without charge for so long as Sadler deems it reasonably necessary in order to complete the enforcement of his rights under this Agreement or any other agreement; provided, however, that should Sadler seek to take possession of any of the Collateral by Court process, Borrower hereby irrevocably waives:

                 (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession;

                 (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and

                 (iii) any requirement that Sadler retain possession of, and not dispose of, any such Collateral until after trial or final judgment;

         (d) Require Borrower to assemble any or all of the Collateral and make it available to Sadler at places designated by Sadler which are reasonably convenient to Sadler and Borrower, and to remove the Collateral to such locations as Sadler may deem advisable;

         (e) Complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, Sadler shall have the right to use Borrower's premises, vehicles, hoists, lifts, cranes, equipment and all other property without charge. Sadler is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, right of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Sadler's benefit;

         (f) Sell, lease or otherwise dispose of any of the Collateral, in its condition at the time Sadler obtains possession of it or after further manufacturing, processing or repair, at one or more public and/or private sales, in lots or in bulk, for case, exchange or other property, or on credit, and to adjourn any such sale from time to time without other than oral announcement at the time scheduled for sale. Sadler shall have the right to conduct such disposition on Borrower's premises without charge, for such time or times as Sadler deems reasonable, or on Sadler's premises, or elsewhere and the Collateral need not be located at the place of disposition. Sadler may directly or through any affiliated company purchase or lease any Collateral at any such public disposition. Any sale or other disposition, and if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve Borrower of any liability Borrower may have if any Collateral is defective as to title or physical condition or otherwise as the time of sale;

         (g) Demand payment of, and collect any Receivables and General Intangibles comprising Collateral and, in connection therewith, Borrower irrevocably authorizes Sadler to endorse or sign Borrower's name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to Borrower and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof, and, in Sadler's sole discretion, to grant extensions of time to pay, compromise claims and settle Receivables and the like for less than face value; and

         (h) Demand and receive possession of any of Borrower's federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto.

         All attorneys' fees, expenses, costs, liabilities and obligations incurred by Sadler (including attorneys' fees and expenses incurred in connection with bankruptcy) with respect to the foregoing shall be due from the Borrower to Sadler on demand. Sadler may charge the same to Borrower's loan account, and the same shall thereafter bear interest at the same rate as is applicable to the Loans. Without limiting any of Sadler's rights and remedies, from and after the occurrence of any Event of Default, the interest rate applicable to the Obligations shall be increased by an additional three percent per annum.

         10.3 Standards for Determining Commercial Reasonableness. Borrower and Sadler agree that the sale or other disposition (collectively, "sale") of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable:

         (a) Notice of the sale is given to Borrower at least seven (7) days prior to the sale, and, in the case of a public sale, notice of the sale is published at least seven (7) days before the sale in a newspaper of general circulation in the county where the sale is to be conducted;

         (b) Notice of the sale describes the collateral in general, non-specific terms;

         (c) The sale is conducted at a place designated by Sadler, with or without the Collateral being present;

         (d) The sale commences at any time between 8:00 a.m. and 6:00 p.m. St. Paul, Minnesota time;

         (e) Payment of the purchase price in case or by cashier's check or wire transfer is required; and

         (f) With respect to any sale of any of the Collateral, Sadler may (but is not obligated to) direct any prospective purchaser to ascertain directly from Borrower any and all information concerning the same.

         Sadler shall be free to employ other methods of noticing and selling Collateral, in his discretion, if they are commercially reasonable.

         10.4 Power of Attorney. Borrower grants Sadler an irrevocable power of attorney coupled with an interest, authorizing and permitting Sadler (acting through any of his employees, attorneys or agents) at any time, at his option, but without obligation, with or without notice to Borrower, and at Borrower's expense, to do any or all of the following, in Borrower's name or otherwise, but Sadler agrees to exercise the following powers in a commercially reasonable matter:

         (a) Execute on behalf of Borrower any documents that Sadler may, in his sole discretion, deem advisable in order to perfect and maintain Sadler's security interest in the Collateral, or in order to exercise a right of Borrower or Sadler, or in order to fully consummate all the transactions contemplated under this Agreement, and all other present and future agreements;

         (b) Upon an Event of Default, execute on behalf of Borrower any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or to lease (as lessor or lessee) any real or personal property which is part of Sadler's Collateral or in which Sadler has an interest;

         (c) Upon an Event of Default, execute on behalf of Borrower, any invoices relating to any Receivable, any draft against any Account Debtor and any notice to an Account Debtor, any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic's, materialman's or other lien, or assignment or satisfaction of mechanic's, materialman's or other lien;

         (d) Take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of Borrower upon any instruments, or documents, evidence of payment or Collateral that may come into Sadler's possession;

         (e) Endorse all checks and other forms of remittances received by Sadler;

         (f) Upon an Event of Default, pay, contest or settle any lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any Judgment based thereon, or otherwise take any action to terminate or discharge the same;

         (g) Grant extensions of time to pay, compromise claims and settle Receivables and General Intangibles for less than face value and execute all releases and other documents in connection therewith;

         (h) Pay any sums required on account of Borrower's taxes or to secure the release of any liens therefor, or both;

         (i) Settle and adjust, and give release of, any insurance claim that relates to any of the Collateral and obtain payment therefore;

         (j) Instruct any third party having custody or control of any books or records belonging to, or relating to, Borrower to give Sadler the same rights of access and other rights with respect thereto as Sadler has under this Agreement; and

         (k) Take any action or pay any sum required of Borrower pursuant to this Agreement and any other present or future agreements.

         Any and all sums paid and any and all costs, expenses, liabilities, obligations and attorney's fees incurred by Sadler (including attorneys' fees and expenses incurred pursuant to bankruptcy) with respect to the foregoing shall be added to and become part of the Obligations, and shall be payable on demand. Sadler may charge the foregoing to Borrower's loan account and the foregoing shall thereafter bear interest at the same rate applicable to the Loans. In no event shall Sadler's rights under the foregoing power of attorney or any of Sadler's other rights under this Agreement be deemed to indicate that Sadler is in control of the business, management or properties of

Borrower. Borrower shall pay, indemnify, defend, and hold Sadler and each of his employees, counsel, agents, and attorneys-in-fact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, damages, suits, actions, investigations, proceedings, and damages, and all attorneys' fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Documents, or the use of proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). Borrower shall have no obligation to any Indemnified Person hereunder with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations.

         10.5 Application of Proceeds. All proceeds realized as a result of any sale of the Collateral shall be applied by Sadler first to the costs, expenses, liabilities, obligations and attorneys's fees incurred by Sadler in the exercise of his rights under this Agreement, second to the interest due upon any of the Obligations, and third to the principal of the Obligations, in such order as Sadler shall determine in his sole discretion. Any surplus shall be paid to Borrower or other persons legally entitled thereto; Borrower shall remain liable to Sadler for any deficiency. If Sadler, in his sole discretion, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, Sadler shall have the option, exercisable at any time, in his sole discretion, of either reducing the Obligations by the principal amount of purchase price or deferring the reduction of the Obligations until the actual receipt by Sadler of the cash therefor.

         10.6 Remedies Cumulative. In addition to the rights and remedies set forth in this Agreement, Sadler shall have all other rights and remedies accorded a secured party in equity, under the Code, and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between Sadler and Borrower, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by Sadler of one or more of his rights or remedies shall not be deemed an election, nor bar Sadler from subsequent exercise or partial exercise of any rights or remedies. The failure or delay of Sadler to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been indefeasibly paid and performed.

         11.  GENERAL PROVISIONS.

         11.1 Interest Computation. In computing interest on the Obligations, all checks, wire transfers and other items of payment received by Sadler (including proceeds of Receivables and payment of the Obligations in full) shall be deemed applied by Sadler on account of the Obligations three (3) Business Days after receipt by Sadler of immediately available funds, and, for purposes of the foregoing, any such funds received after 10:30 a.m. St. Paul, Minnesota time, on any day shall be deemed received on the next Business Day. Sadler shall be entitled to charge Borrower's account for such three (3) Business Days of "clearance" or "float" at the rate(s) set forth in Section 3 of the Schedule on all checks, wire transfers and other items received by Sadler, regardless of whether such three (3) Business Days of "clearance" or "float" actually occur, and shall be deemed to be the equivalent of charging interest on such collections. The across-the-board three (3) Business Days clearance or float charge on all collections is acknowledged by the parties to constitute an integral aspect of the pricing of Sadler's financing of Borrower. Sadler shall, not, however, be required to credit Borrower's account for the amount of any item of payment which is unsatisfactory to Sadler in his sole discretion, and Sadler may charge Borrower's loan account for the amount of any item of payment which is returned to Sadler unpaid.

         11.2 Application of Payments. Subject to Section 10.5 hereof, all payments with respect to the Obligations may be applied, and in Sadler's sole discretion reversed and reapplied, to the Obligations, in such order and manner as Sadler shall determine in his sole discretion.

         11.3 Charges to Accounts. Sadler may, in his discretion, require that Borrower pay monetary Obligations in cash to Sadler or charge them to Borrower's Loan account, in which event they will bear interest from the date due to the date paid at the same rate applicable to the Loans.

         11.4 Monthly Accountings. Sadler shall upon Borrower's written request, but not more frequently than monthly, provide an account of advances, charges, expenses and payments made pursuant to this Agreement. Such account shall be deemed correct, accurate and binding on Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by Sadler) unless Borrower notifies Sadler in writing to the contrary with in thirty (30) days after each account is rendered, describing the nature of any alleged errors or omissions.

         11.5 Notices. All notices to be given under this Agreement shall be in writing and shall be given either personally or by reputable private delivery service or by regular first-class mail, facsimile or certified mail return receipt requested, addressed to Sadler or Borrower at the address shown on the heading to this Agreement, or at any other address designated in writing by one party to the other party. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, faxed (at time of confirmation of transmission), or at the expiration of one (1) Business Day following delivery to the private delivery service, or two (2) Business Days following the deposit thereof in the United States mail, with postage paid.

         11.6 Severability. Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

         11.7 Integration. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between Borrower and Sadler and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. THERE ARE NO ORAL UNDERSTANDINGS, REPRESENTATIONS, OR AGREEMENTS BETWEEN THE PARTIES WHICH ARE NOT SET FORTH IN THIS AGREEMENT OR IN OTHER WRITTEN AGREEMENTS SIGNED BY THE PARTIES IN CONNECTION HEREWITH.

         11.8 Waivers. The failure of Sadler at any time or times to require Borrower to strictly comply with any of the provisions of this Agreement or any other present or future agreement between Borrower and Sadler shall not waive or diminish any right of Sadler later to demand and receive strict compliance therewith. Any waiver of any Default shall not waive or affect any other Default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other agreement now or in the future executed by Borrower and delivered to Sadler shall be deemed to have been waived by any act or knowledge of Sadler or its agents or employees, but only by a specific written waiver signed by Sadler and delivered to Borrower. Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment, and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, General Intangible, document or guaranty at any time held by Sadler on which Borrower is or any in any way be liable, and notice of any action taken by Sadler, unless expressly required by this Agreement.

         11.10 Amendment. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Borrower and Sadler.

         11.11 Time of Essence. Time is of the essence in the performance by Borrower of each and every obligation under this Agreement.

         11.12 Attorneys' Fees, Costs and Charges. Borrower shall reimburse Sadler for all reasonable attorneys' fees (including reasonable attorneys' fees and expenses incurred pursuant to bankruptcy) and all filing, recording, search, title insurance, appraisal, audit, and other costs incurred by Sadler, pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, any reasonable attorneys' fees and costs (including reasonable attorneys' fees and expenses incurred pursuant to bankruptcy) Sadler incurs in order to do the following: prepare and negotiate this Agreement and the documents relating to this Agreement; obtain legal advice in connection with this Agreement or Borrower; enforce, or seek to enforce, any of his rights; prosecute actions against, or defend actions by, Account Debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of Borrower's books and records; protect, obtain possession of, lease, dispose of, or otherwise enforce Sadler's security interest in, the Collateral; and otherwise represent Sadler in any litigation relating to Borrower. If either Sadler or Borrower files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its costs and reasonable attorneys' fees (including reasonable attorneys' fees and costs incurred pursuant to bankruptcy), including (but not limited to) reasonable attorneys' fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. Borrower shall also pay Sadler's reasonable costs for returned checks and for wire transfers. All reasonable attorneys' fees, costs and charges (including reasonable attorneys' fees and expenses incurred pursuant to bankruptcy) and other fees, costs and charges to which Sadler may be entitled pursuant to this Agreement may be charged by Sadler to Borrower's loan account and shall thereafter bear interest at the same rate as the Loans.

         11.13 Benefit of Agreement. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrower and Sadler; provided, however, that Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of Sadler, and any prohibited assignment shall be void. No consent by Sadler to any assignment shall release Borrower from its liability for the Obligations. Sadler may assign his rights and delegate its duties hereunder by the sale of assignment or participation interests, all without the consent of Borrower.

         11.14 Paragraph Headings; Construction. Paragraph headings are only used in this Agreement for convenience. Borrower and Sadler acknowledge that the headings may not describe completely the subject matter of the applicable paragraph, and the heading shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. The term "including" whenever used in this Agreement, shall mean "including (but not limited to)". This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against Sadler or Borrower under any rule of construction or otherwise. The parties acknowledge and understand that Sadler is currently affiliated with Borrower. Borrower acknowledges and agrees that this transaction has been negotiated at arms length, and in good faith, and offers Borrower advantages over alternatives available to Borrower. Therefore, Borrower waives any defense arising from preference, conflict of interest or similar claim result from Sadler's affiliation.

         11.15 Governing Law; Jurisdiction; Venue. This Agreement and all acts and transactions hereunder and all rights and obligations of Sadler and Borrower shall be governed by the internal laws of the State of Minnesota without regard to its conflicts of law principles. As a material part of the consideration to Sadler to enter into this Agreement, Borrower (a) agrees that all actions and proceedings relating directly or indirectly to this Agreement shall, at Sadler's option, be litigated in courts located within Minnesota or Wisconsin, (b) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (c) waives any and all rights Borrower may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

         11.16 Mutual Waiver of Jury Trial. BORROWER AND SADLER EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT, OR ANY CONDUCT, ACTS OR OMISSIONS OF SADLER OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS

AFFILIATED WITH SADLER OR BORROWER, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

BORROWER:

                                 DOTRONIX, INC.



                                 By:      /s/ Robert J. Andrews
                                          ------------------------------


                                 Title:   Vice  President, OPERATIONS
                                          ------------------------------


                                 By:      /s/ William S. Sadler
                                          ------------------------------
                                          William S. Sadler

                                   SCHEDULE TO
                           LOAN AND SECURITY AGREEMENT

BORROWER:         DOTRONIX, INC.

ADDRESS:          160 FIRST STREET, S.E.
                  NEW BRIGHTON, MINNESOTA  55112-7894

         This Schedule forms an integral part of the Loan and Security Agreement between William S. Sadler and the above-borrower.

SECTION 2 - CREDIT FACILITIES

         SECTION 2.1 - CREDIT LIMIT:

         A. Maximum Dollar Amount. The total amount outstanding on any Loans at any time shall not exceed One Million Dollars ($1,000,000.00) (the "Maximum Dollar Amount").

         B. Release of Security. If the amount outstanding on the Loan does not exceed Eighty Percent (80%) of the amount of Borrower's Eligible Receivables (as defined in Section 1 of the Agreement), which amount may be increased to Eighty-five Percent (85%) of the amount of Borrower's Eligible Receivables (as defined in Section 1 of the Agreement), in the event the Borrower's Dilution Rate is less than Five percent (5%), Sadler shall, upon Borrower's written request, release the Mortgage on Borrower's property at 3833 North White Avenue, Eau Claire, WI 54703, given to secure this Loan.

         C. Maximum Loan Amount Reduction. If the Mortgage on the Borrower's property at 3833 North White Avenue, Eau Claire, WI 54703, is released as described above, the Maximum Dollar Amount shall not exceed the lesser of One Million Dollars ($1,000,000.00) or Eighty percent (80%) of the amount of Borrower's Eligible Receivables (as defined in Section 1 of the Agreement), which amount may be increased to Eighty-five (85%) of the amount of Borrower's Eligible Receivables (as defined in Section 1 of Agreement) In the event the Borrower's Dilution Rate is less than Five-percent (5%).

SECTION 3 - INTEREST AND FEE

         SECTION 3.1 - INTEREST RATE:

                  A rate equal to the Prime Rate plus 3.0% per annum, calculated on the basis of a 360-day year for the actual number of days elapsed. The interest rate applicable to all Loans shall be adjusted monthly as of the first day of each month, and the interest to be charged for each month shall be based on the highest
                  Prime Rate in effect during the prior month, but in no event shall the rate of interest charged on any Loans in any month be less than 9.0% per annum.

         SECTION 3.1 - MINIMUM MONTHLY INTEREST:

                  There shall be no minimum monthly interest.

         SECTION 3.2 - OTHER FEES:

                  None.

SECTION 5 - CONDITIONS PRECEDENT

         SECTION 5.2 - MINIMUM AVAILABILITY:

                  Five Hundred Thousand Dollars ($500,000.00) at funding.

         SECTION 5.12 - OTHER DOCUMENTS AND AGREEMENTS:

                  1. UCC-1 financing statements, fixture filings and termination statements;

                  2. Security Agreements (including those covering copyrights, patents and trademarks); and

                  3. Combination Mortgage and Security Agreement and Fixture Financing statement and Assignment of Lease and Rents encumbering the property at 3833 North White Avenue, Eau Claire, Wisconsin 54703.

SECTION 6 - REPRESENTATIONS, WARRANTIES AND COVENANTS

         SECTION 6.2 - PRIOR NAMES OF BORROWER:

                  Video Monitors, Inc. - a subsidiary merged into Borrower.

         SECTION 6.2 - PRIOR TRADE NAMES OF BORROWER:

                  None.

         SECTION 6.2 - EXISTING TRADE NAMES OF BORROWER:

                  None.

         SECTION 6.3 - OTHER LOCATIONS AND ADDRESSES:

                  3833 North White Avenue, Eau Claire, WI 54703.
                  50 Cleveland Avenue, New Brighton, MN 55112.
                  60 Cleveland Avenue, New Brighton, MN 55112.

         SECTION 6.10 - MATERIAL ADVERSE LITIGATION:

                  None.

         SECTION 6.10 - FUTURE CLAIMS AND LITIGATION:

                  Borrower will promptly inform Sadler in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted by or against Borrower involving any single claim of Fifty Thousand Dollars ($50,000.00) or more, or involving One Hundred Thousand Dollars ($100,000.00) or more in the aggregate.

SECTION 8 - ADDITIONAL DUTIES OF BORROWER

         SECTION 8.1 - OTHER PROVISIONS:

                  1.       Borrower shall have no accounts payable over ninety
                           (90) days from invoice date at the time of funding.

                  2. All of Borrower's applicable taxes shall be paid and current at the time of funding and at all times during the Term of the Loan and Security Agreement.

                  3. At his option, Sadler may require that daily remittance be collected via a lockbox in form and substance required by Sadler.

                  4. Borrower shall ensure that Sadler is granted a first priority perfected security interest on all of Borrower's tangible and intangible assets to the extent said security interests are perfected pursuant to the documents entered into and notices given in connection herewith, including, without limitation, accounts receivables, inventory, machinery and equipment, and all other tangible and intangible assets including patents, trademarks and/or copyrights.

                  5.       Satisfactory review of UCC searches.

                  6. Borrower shall at funding, and at all times during the term hereof, maintain a minimum Tangible Net Worth (as defined in Section 1 above) of Two Million Dollars ($2,000,000.00).

         SECTION 8.2 - INSURANCE:

                  Subject to the limitations set forth in Section 8.2 of the Agreement, Sadler shall release to Borrower insurance proceeds with respect to Equipment totaling less than Fifty Thousand Dollars ($50,000.00).

         SECTION 8.3 - REPORTING:

                  Borrower shall provide Sadler with the following, upon Sadler's written request and upon such conditions as Sadler may require:

                  1.       Monthly Receivable agings, aged by invoice date.

                  2. Monthly accounts payable agings, aged by invoice date, and outstanding or held check registers.

                  3.       Monthly unaudited financial statements.

                  4.       Quarterly unaudited financial statements.

                  5. Quarterly customer lists, including customer name, address, and phone number.

                  6. Annual CPA audited consolidated and consolidating financial statements, including inventory review, certified by independent certified public accountants acceptable to Sadler.

                  7.       10Q and 10K filings or extensions thereof.

         SECTION 8.5 - NEGATIVE COVENANTS:

         (Acquired Assets):  Fifty Thousand Dollars ($50,000.00).

SECTION 9 - TERM

         SECTION 9.1 - MATURITY DATE:

         February 28, 2001, subject early termination as provided in Section 9.2 of the Agreement.

                            COMBINATION MORTGAGE AND
                             SECURITY AGREEMENT AND
                         FIXTURE FINANCING STATEMENT AND
                         ASSIGNMENT OF LEASES AND RENTS

         THIS INDENTURE (hereinafter referred to as the "MORTGAGE"), made this 23rd day of February, 2000, between DOTRONIX, INC., a Minnesota corporation ("MORTGAGOR"), and WILLIAM S. SADLER ("SADLER").

         WITNESSETH, that the Mortgagor in consideration of the debt hereinafter described and the sum of $1,000,000.00 to Mortgagor in hand paid by Mortgagee and other good and valuable consideration, the receipt of which is hereby acknowledged, does hereby MORTGAGE, GRANT, BARGAIN, SELL AND CONVEY to the Mortgagee, his successors and assigns, forever, the following properties (all of the following being hereafter collectively referred to as the "MORTGAGED PROPERTY"):

                                GRANTING CLAUSE A
                                  REAL PROPERTY

         All of the tracts or parcels of real property (the "REAL PROPERTY") lying and being in the County of Chippewa, State of Wisconsin, legally described on attached EXHIBIT "A", together with all the estates and rights in and to the Real Property and in and to lands lying in streets, alleys and roads adjoining the Real Property and all buildings, structures, improvements, fixtures and annexations, access rights, easements, rights of way or use, servitudes, licenses, tenements, hereditaments and appurtenances now or hereafter belonging or pertaining to the Real Property; and

                                GRANTING CLAUSE B
             IMPROVEMENTS, FIXTURES, EQUIPMENT AND PERSONAL PROPERTY

        Together with all buildings, equipment, fixtures, improvements, building supplies and materials and personal property (the "FIXTURES AND PERSONAL PROPERTY") now owned or hereafter acquired and now or hereafter attached to, located in, placed in or necessary to the use of the improvements on the Real Property including, but without being limited to all machinery, fittings, fixtures, apparatus, equipment or articles used to supply heating, gas, electricity, air conditioning, water, light, waste disposal, power, refrigeration, ventilation, and fire and sprinkler protection, as well as all elevators, escalators, overhead cranes, hoists and assists, and the like, and all furnishings, supplies, draperies, maintenance and repair equipment, floor coverings, appliances, screens, storm windows, blinds, awnings, shrubbery and plants (it being understood that the enumeration of any specific articles of property shall in no way be held to exclude any items of property not specifically enumerated), as well as renewals, replacements, proceeds, additions, accessories, increases, parts, fittings and substitutes thereof, together with all interest of Mortgagor in any such items hereafter acquired, all of which personal property mentioned herein shall be deemed fixtures and accessory to the Real Property and not severable in whole or in part without material injury to the Real Property, together with the trade fixtures, inventory, business equipment and removable personal property owned by Mortgagor or in which Mortgagor has an interest which may be located on the Real Property, specifically excepting therefrom, however, any such trade fixtures, inventory, business equipment and removable property which is owned by any tenant occupying the Mortgaged Property or any contractor furnishing labor or materials to the Mortgaged Property; and

                                GRANTING CLAUSE C
                          RENTS, LEASES, PROFITS, ETC.

         Together with all rents, leases, amounts, and profits now due or which may hereafter become due under or by virtue of any lease, license, sublease, or agreement, whether written or oral, for the use or occupancy of the Mortgaged Property or any part thereof.

                                GRANTING CLAUSE D
                              JUDGMENTS AND AWARDS

         Together with any and all awards or compensation made by any governmental or other lawful authorities for the taking or damaging by eminent domain of the whole or any part of the Mortgaged Property, including any awards for a temporary taking, change of grade of streets or taking of access.

         AND THE SAID MORTGAGOR for itself, its successors and assigns, does covenant with the Mortgagee, his successors and assigns, that Mortgagor is lawfully seized of the Mortgaged Property and has good right to sell and convey the same; that the Mortgaged Property is free from all encumbrances except as may be further stated in EXHIBIT "B" of this Mortgage; that the Mortgagee, his successors and assigns, shall quietly enjoy and possess the Mortgaged Property; and that the Mortgagor will WARRANT AND DEFEND the title to the same against all lawful claims not specifically excepted in this Mortgage.

         TO HAVE AND TO HOLD THE SAME, together with possession and right of possession of the Mortgaged Property, unto the Mortgagee, his successors and assigns, forever.

         PROVIDED, NEVERTHELESS, that if the Mortgagor, its successors or assigns, shall pay to the Mortgagee, his successors or assigns, the sum of $1,000,000.00 according to the terms of that certain Loan and Security Agreement and promissory note or notes executed pursuant thereto (which Loan and Security Agreement and Promissory Note or notes are sometimes referred to herein as the

"Note") of even date herewith, the terms and conditions of which are incorporated herein by reference and made a part hereof, together with any extensions or renewals thereof, due and payable with simple interest thereon as provided for in the Note, the balance of said principal sum, together with interest thereon, being due and payable in any event no later than February 28, 2001, and the Mortgagor shall repay to the Mortgagee, his successors or assigns, at the times demanded and with interest thereon at the same rate specified in the Note, all sums advanced in protecting the lien of this Mortgage, in payment of taxes on the Mortgaged Property, in payment of insurance premiums covering improvements thereon, in payment of principal and interest on prior liens, in payment of expenses and attorney's fees herein provided for and all sums advanced for any other purpose authorized herein (the Note and all such sums, together with interest thereon, being collectively referred to as the "INDEBTEDNESS SECURED HEREBY"), and shall keep and perform all of the covenants and agreements herein contained, then this Mortgage shall become null and void, and shall be released at Mortgagor's expense.

         The maximum principal indebtedness secured by this mortgage is $1,000,000.00.

         AND IT IS FURTHER COVENANTED AND AGREED AS FOLLOWS:

                                   ARTICLE 1.

                  GENERAL COVENANTS, AGREEMENTS, AND WARRANTIES

     SECTION 1.1 GENERAL COVENANTS OF TITLE, AUTHORITY AND PERFORMANCE. Mortgagor represents, warrants, covenants, and agrees as follows:

         a.       That it is the lawful owner of the Mortgaged Property;

         b. That the Mortgaged Property is free from any and all liens and encumbrances excepting only those that are listed on EXHIBIT "B" (the "PERMITTED ENCUMBRANCES");

         c. That it will defend the title to the Mortgaged Property against all claims and demands whatsoever not specifically excepted herein;

         d. That, with the exception of real estate taxes and installments of special assessments not currently due and payable, it will not allow to exist any lien or encumbrance against the Mortgaged Property which is superior to the lien of the Mortgage, and that in the event of any such lien or encumbrance that it will pay and satisfy the same within thirty (30) days of the existence thereof and specifically, no fixtures will be installed by the Mortgagor or any occupant of the Real Property which will be subject to a purchase money security interest or other vendor's lien;

         e. That neither the Loan Documents (defined below), nor the performance or observance by Mortgagor of any of the matters or things provided for therein, violate any court order, judgment, decree or agreement to which Mortgagor is a party, or by which Mortgagor or his property may be bound or affected;

         f. That no approval, consent or authorization of, or filing or registration with, any governmental or regulatory authority or agency is required in connection with the execution, delivery and performance of this Mortgage and the Note other than the recordings and filings necessary to perfect the liens created hereby and thereby;

         g. That all applicable zoning laws, ordinances and regulations affecting the Mortgaged Property permit the use and occupancy thereof and that Mortgagor has obtained the necessary consents, permits and licenses to construct, occupy and operate the Mortgaged Property for its intended purposes;

         h. That each and every representation, warranty, or other matter contained in any of the Loan Documents and all material submitted to the Mortgagee relative to the Loan, specifically including all financial statements and projections, are true, correct and accurate and can be and are meant to be relied upon by the Mortgagee;

         i. That it will perform all of his obligations pursuant to the Loan Documents, and specifically that Mortgagor shall promptly pay the Note and all other indebtedness secured by this Mortgage and other Loan Documents in accordance with the terms and conditions of the Note and this Mortgage and other Loan Documents;

         j. That it shall comply with all of the terms, provisions, and requirements of any other document or agreement which is or may become a lien or encumbrance on the Mortgaged Property, whether subordinate or prior to this Mortgage.

         The Loan and Security Agreement, any note or notes executed pursuant thereto, this Mortgage, and all other documents given in connection herewith are sometimes referred to herein as the "LOAN DOCUMENTS".

         SECTION 1.2 FIXTURES AND PERSONAL PROPERTY. Upon the request of Mortgagee, Mortgagor shall deliver to Mortgagee an inventory showing make, model, serial number and location of all Fixtures and Personal Property, together with a certification by Mortgagor that said inventory is a true and complete schedule of the Fixtures and Personal Property and that the items specified in said inventory constitute all of the Fixtures and Personal Property required for the proper management, maintenance and operation of the Mortgaged Property and that all of said items are owned by Mortgagor free and clear of conditional sales contracts, title retention arrangements or other security interests except as specifically permitted herein.

         SECTION 1.3 DELIVERY OF DOCUMENTS. Upon the request of Mortgagee, Mortgagor shall make, execute and deliver or cause to be made, executed and delivered to Mortgagee and, where appropriate, shall cause to be recorded or filed and from time to time thereafter to be re-recorded or re-filed, at such time and in such offices and places as shall be deemed desirable by Mortgagee, any and all further mortgages, instruments of further assurance, certificates, UCC filings and other documents as Mortgagee may consider necessary or desirable in order to effectuate, complete or perfect or to continue and preserve the obligations of Mortgagor under the Loan Documents, and the lien of this Mortgage as a lien upon all of the Mortgaged Property as provided herein, whether now owned or hereafter acquired by Mortgagor. Upon any failure by Mortgagor to do so, Mortgagee may (but shall not be obligated to) make, execute, record, file, re-record or re-file any and all such mortgages, instruments, certificates and documents for and in the name of Mortgagor, and Mortgagor hereby irrevocably appoints Mortgagee the agent and attorney-in-fact of Mortgagor to do so. Mortgagor further agrees to pay to Mortgagee, upon demand, all costs and expenses incurred by Mortgagee in connection with the preparation, execution, recording, filing and re-filing of any such documents, including the charges for examining title and the attorneys' fees incurred in connection therewith. However, neither a request so made by Mortgagee nor the failure of Mortgagee to make such a request shall be construed as a release of the Mortgaged Property, or any part thereof, from the lien of this Mortgage, it being understood and agreed that this covenant and any mortgage or security instrument delivered to Mortgagee are cumulative and given as additional security.

         SECTION 1.4 REPAIR, MAINTENANCE, AND OPERATION. Mortgagor represents, warrants, covenants, and agrees that it will:

         a. Cause the Mortgaged Property and every part thereof to be maintained, preserved and kept in safe and good repair, working order and condition;

         b.       Not commit or permit waste thereon;

         c. Not remove, demolish or alter the design or structural character of any building now or hereafter erected upon all or any part of the Mortgaged Property without the prior written consent of Mortgagee;

         d. Complete or cause to be completed forthwith any improvements which may hereafter be under course of construction upon the Mortgaged Property;

         e. Comply or cause compliance with all laws and regulations of any governmental authority with reference to the Mortgaged Property and the manner of using or operating the same, and with all restrictive covenants, if any, affecting the title to the Mortgaged Property, or the use thereof;

         f. Make or cause to be made all necessary and proper repairs, renewals, replacements, additions and betterments thereto, so that the value and efficient use thereof shall be fully preserved and maintained and so that all laws and regulations as aforesaid shall be complied with;

         g. Not remove from the Mortgaged Property any of the Fixtures or Personal Property included in the Mortgaged Property without the prior written consent of the Mortgagee;

         h. Pay all charges made by utility companies, whether public or private, for electricity, gas, heat, water, air conditioning or sewer services furnished or used in connection with the Mortgaged Property and will, upon request by Mortgagee, furnish proper receipts showing such payments.

         SECTION 1.5 PAYMENT OF GOVERNMENTAL CHARGES AND INSURANCE PREMIUMS; ESCROW. Mortgagor, before any penalty attaches thereto, shall pay all taxes, assessments and governmental charges or levies imposed upon or against Mortgagor or the Mortgaged Property ("GOVERNMENTAL CHARGES"), and will not allow to exist any mechanic's, statutory or other lien on the Mortgaged Property or any part thereof except those which are expressly allowed by the Loan Documents. Receipts evidencing payment by Mortgagor of the payments of such Governmental Charges shall be furnished promptly to Mortgagee.

         In the event of any legislative action or judicial enactment after the date hereof imposing upon Mortgagee the obligation to pay any such Governmental Charge, or deducting the lien of the Mortgage from the value of the Mortgaged Property for the purpose of taxation, or changing in any way the laws now in force for the taxation of mortgages, or debts secured thereby, for state or local purposes, or the manner of the operation of any such Governmental Charge so as to affect the interest of Mortgagee, then, and in such event, Mortgagor shall bear and pay the full amount of such Governmental Charge before penalty attaches for nonpayment thereof. If for any reason payment by Mortgagor of any such Governmental Charges would be unlawful, or if the payment thereof would constitute usury or render the Indebtedness Secured Hereby wholly or partially usurious or uncollectible under any of the terms or provisions of the Loan Documents then Mortgagee, at its option, may declare the Indebtedness Secured Hereby, with interest thereon, to be immediately due and payable, or Mortgagee, at its option, may pay such amount or portion of such Governmental Charges as renders the Loan or Indebtedness Secured Hereby unlawful or usurious or uncollectible, in which event Mortgagor will, concurrently therewith, pay the remaining portion or balance of said Governmental Charges.

         In the alternative to direct payment of the Governmental Charges by Mortgagor, if an Event of Default occurs Mortgagee may require, at its option, that Mortgagor make monthly deposits with Mortgagee, together with and in addition to payments of principal and interest on the Note, of a sum equal to one-twelfth (1/12) of the annual Governmental Charges, together with one-twelfth (1/12) of the annual insurance premiums described in Section 1.6 below. Said deposits shall be placed in an account with Mortgagee or its designated agent and Mortgagor shall be responsible for all fees and charges incurred in connection therewith. The amount of Governmental Charges, when unknown, shall be estimated by Mortgagee. Such deposits, when made, shall be used by Mortgagee to pay the Governmental Charges and insurance premiums when due. In the event of any deficiency in any such account to pay the Governmental Charges, and insurance premiums when due, Mortgagor shall pay such deficiency to Mortgagee upon written demand. If Mortgagee declares all Indebtedness Secured Hereby to be due and payable immediately pursuant to any other provision of the Loan Documents, Mortgagee may then apply any funds in said account against the entire Indebtedness Secured Hereby.

         SECTION 1.6 INSURANCE. Mortgagor shall, at its sole expense obtain for, deliver to and maintain for the benefit of Mortgagee, during the term of this Mortgage, insurance policies issued by an insurer or insurers acceptable to Mortgagee in such amounts as set forth below, insuring Mortgagor and the Mortgaged Property against loss from:

         a. Fire, windstorm and perils generally included in the term "extended coverage". The policy or policies of such insurance shall (i) be written on forms and with insurance companies satisfactory to Mortgagee, (ii) contain deductible limits and co-insurance provisions (which shall in no event be less than 90% of full replacement cost of the Mortgaged Property), (iii) name as the insured parties Mortgagor and Mortgagee as their interests may appear, (iv) be in amounts sufficient to prevent Mortgagor from becoming a co-insurer of any loss thereunder, and (v) bear a mortgagee clause in favor of Mortgagee in form satisfactory to Mortgagee, all with loss proceeds under all such policies to be made payable to Mortgagee. The full replacement cost of the Mortgaged Property shall be determined from time to time (but not more frequently than once in every twenty-four (24) month period) at the request of Mortgagee by an architect, contractor, appraisal company or one of the insurers selected and acceptable to Mortgagee. Mortgagee shall bear any cost resulting from said determination.

         b. Claims for bodily injury, death, or property damage occurring in, on or about the Mortgaged Property specifically including public liability insurance affording protection to the limit of not less than One Million Dollars ($1,000,000.00) in respect to the injury or death of a single person, and to the limit of not less than One Million Dollars ($1,000,000.00) in respect to any one occurrence, and to the limit of not less than Three Hundred Thousand Dollars ($300,000.00) with respect to property damage per occurrence.

         c.       Workers' compensation claims.

         d. Perils generally included in the term "builder's risk insurance" in the amount of one hundred percent (100%) completed value non-reporting form during any period of construction on the Mortgaged Property;

         e. Sprinkler damage, if the Mortgaged Property contains a sprinkler system; and

         f. Such other insurable hazards, casualties and contingencies as Mortgagee may reasonably require.

         Each of said policies and renewals thereof shall be held by Mortgagee and shall contain a non-contributory mortgagee endorsement making losses payable to Mortgagee and an agreement by the insurer that the same shall not be canceled without at least thirty (30) days prior written notice to Mortgagee. At least thirty (30) days prior to the expiration date of all such policies, renewals thereof satisfactory to Mortgagee shall be delivered to Mortgagee.

         Mortgagor shall also deliver to Mortgagee receipts evidencing the payment of all premiums on such insurance policies and renewals. Delivery of the insurance policies and renewals thereof shall constitute an assignment to Mortgagee, as further security, of all unearned premiums. In the event of foreclosure of this Mortgage or any other transfer of title to the Mortgaged Property in extinguishment of the indebtedness and other sums secured hereby, all right, title and interest of Mortgagor in and to all insurance policies and renewals thereof then in force shall pass to the purchaser or grantee.

         Mortgagor shall give Mortgagee prompt notice of any damage to or destruction of the Mortgaged Property or any part thereof, and in case of loss covered by policies of insurance which are not being prosecuted with due diligence by Mortgagor, or if an Event of Default exists and is continuing during such time as said loss is unsettled, Mortgagee (whether before or after foreclosure sale) is hereby authorized at its option and without the consent of Mortgagor to settle and adjust any claim arising out of such policies and collect and receipt for the proceeds payable therefrom, provided, that Mortgagor may himself adjust and collect for any losses arising out of a single occurrence aggregating not in excess of $25,000.00. No loss in excess of $25,000.00 shall be settled by Mortgagor without the prior consent of Mortgagee. Any expense incurred by Mortgagee in the adjustment and collection of insurance proceeds (including without limitation the cost of any independent appraisal of the loss or damage on behalf of Mortgagee) shall be reimbursed to Mortgagee first out of any proceeds. The remaining proceeds or any part thereof shall be applied to reduction of that portion of Indebtedness then most remotely to be paid, whether due or not, or to the restoration or repair of the Mortgaged Property, the choice of application to be at the discretion of Mortgagee. Mortgagee is hereby authorized to collect and receive the proceeds from any such policy or policies. Each insurance company is hereby authorized and directed to make payment for all such losses to Mortgagor and Mortgagee jointly.

         Mortgagee shall not be responsible for any failure to collect any insurance proceeds due under the terms of any policy regardless of the cause of such failure. Mortgagee specifically reserves the right to approve any settlement by Mortgagor of any claim in excess of $25,000.00 under such insurance policies, which approval shall not be unreasonably withheld.

         SECTION 1.7 ACCESS TO MORTGAGED PROPERTY. Mortgagor shall grant to Mortgagee access to and the right to inspect the Mortgaged Property at all reasonable times, after prior notice to Mortgagor, without becoming liable to Mortgagor or any person, provided, however that the Mortgagee shall not by virtue of the existence or exercise of this right be obligated to perform any other act. In the event the inspection is in response to a suspected default or other problem with the Mortgaged Property, if the inspection confirms the existence of such default, Mortgagor shall reimburse Mortgagee for the cost of the inspection.

         SECTION 1.8 PERFORMANCE UNDER LEASES. Mortgagor shall, at its cost and expense, perform and discharge, or cause to be performed and discharged, all of the obligations and undertakings of Mortgagor or its agents under any leases or use agreements of the Mortgaged Property in which Mortgagor is lessor (the "LEASES") and will use its best efforts to enforce or secure, or cause to be enforced or secured, the performance of each and every obligation and undertaking of the respective tenants under the Leases and will appear in and defend, at its cost and expense, any action or proceeding arising under or in any manner connected with the Leases or the obligations and undertakings of any tenant thereunder. Mortgagor shall not assign or otherwise encumber future rental payments under the Leases, collect or accept any rentals or payments thereunder in advance of the time the same become due without, in each instance, obtaining the prior written consent of Mortgagee.

         SECTION 1.9 MORTGAGEE'S RIGHT TO PROTECT HIS INTEREST. Mortgagee shall have the power and authority to institute and maintain any suits and proceedings, and Mortgagor shall cooperate therewith, as Mortgagee may deem advisable:

         a. To prevent any impairment of the Mortgaged Property by any acts which may be unlawful or in violation of this Mortgage;

         b.       To preserve or protect his interest in the Mortgaged Property;
                  and

         c. To restrain the enforcement of or compliance with any legislation or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of or compliance with such enactment, rule or order might impair the security hereunder or be prejudicial to Mortgagee's interest.

         SECTION 1.10 RIGHT OF MORTGAGEE TO PERFORM. If Mortgagor fails to comply with any of the terms, covenants and conditions herein, specifically including those with respect to the procuring of insurance, the payment of taxes, assessments and other charges, the keeping of the Mortgaged Property in repair, upon prior notice to Mortgagor, Mortgagee may make advances to perform the same, and where necessary, enter the Mortgaged Property for that purpose. Mortgagor shall repay all sums so advanced upon demand, with interest from the dates such advances are made, at the same rate of interest borne by the indebtedness evidenced by the Note, and all sums so advanced, with interest, shall become Indebtedness Secured Hereby in priority to the indebtedness evidenced by the Note, but no such advance shall be deemed to relieve Mortgagor from any default hereunder. The Mortgagee shall not be, by virtue of the existence or exercise of this right, obligated to perform any such act or cure any default.

         SECTION 1.11 RESTRICTION ON TRANSFER AND ENCUMBRANCE. Mortgagor shall not sell, transfer, lease, encumber or convey, voluntarily or involuntarily, all or any part of the Mortgaged Property without the prior written consent of the Mortgagee, which consent may be given or denied in the Mortgagee's sole discretion.

         SECTION 1.12 EMINENT DOMAIN. If the Mortgaged Property, or any part thereof, or any interest therein, or any rights appurtenant thereto, including, but not limited to, access, light, air and view, are condemned under any power of eminent domain or acquired for any public use or quasi-public use, the damages, proceeds and consideration for such condemnation or acquisition to the extent of the full amount of indebtedness upon this Mortgage and obligations secured hereby remaining unpaid, are hereby assigned by Mortgagor to Mortgagee, as his interest may appear. All such damages, proceeds and considerations shall be paid to Mortgagee and applied by Mortgagee, at his option, after deduction of all its expenses (including reasonable attorneys' fees) incurred in obtaining such damages, proceeds and consideration, to the reduction of the Indebtedness Secured Hereby, whether or not then due and payable. Any surplus remaining after payment of all Indebtedness Secured Hereby to be paid over to Mortgagor. Mortgagor shall immediately furnish to Mortgagee true and correct copies of any process papers or documents delivered to or served upon Mortgagor in connection with any such eminent domain proceedings.

         SECTION 1.13 HAZARDOUS SUBSTANCES. Mortgagor warrants, covenants and represents to Mortgagee that the Mortgaged Property is free of Hazardous Substances (defined below). Mortgagor further warrants, covenants and represents that the Mortgaged Property is not subject to "superfund" type liens or claims by regulatory agencies or other party arising from the actual or threatened release, deposit, or existence of hazardous substances in, on or about the Mortgaged Property. Mortgagor agrees to indemnify, defend and hold Mortgagee harmless from and against any and all claims, penalties, forfeitures, suits or liabilities of any type or nature (including cost of defense, settlement and reasonable attorneys' fees) incurred by Mortgagee hereafter or for which Mortgagee shall become responsible for or pay as a result of any or all of the following:

         a.       Death or bodily injury to any person;

         b.       Damage to any property;

         c.       Contamination of or detrimental effect upon environment;

         d.       Violation of governmental laws, orders or regulations;

which shall have resulted from or be due to the actual or threatened release of Hazardous Substances claimed or alleged to have been deposited, stored, disposed of, placed or otherwise located in, on or about the Mortgaged Property.

         Mortgagor shall not store, process or dispose of any Hazardous Substances or toxic materials on the Mortgaged Property, nor permit the storage, processing or disposal unless such storage, processing or disposal shall be done in compliance with all applicable laws and regulations.

         As used in this Mortgage, the term "Hazardous Substances" is defined to include any substances, wastes, contaminants or pollutants which are now or hereafter shall be included within the definition of such term, or similar replacement term, under any federal, state or local statute, ordinance, code or regulation now existing or hereafter enacted or amended including, but not limited to, the Wisc. Stat. ss.144.442 et seq; Wisc. Stat. ss.144.75 et seq; Hazardous Waste Management Act, Wisc. Stat. ss.144.60 se seq; Wisconsin Petroleum EnvironmenTal Clean Up Fund ss.101.143 eq seq; and Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Sec 9601, et seq., as amended by Superfund Amendments and Reauthorization Act of 1986.

         Mortgagee shall have the right, upon prior notice to Mortgagor, to conduct at any time an environmental audit, including soil samplings and borings and Mortgagor shall cooperate with Mortgagee in conducting such audit. In the event that such audit confirms the existence of Hazardous Substances or toxic materials upon the property, or Mortgagee was in possession of information from which Mortgagee reasonably suspected the existence of said substances and materials, all costs incurred by Mortgagee in obtaining the audit shall become additional indebtedness secured by this Mortgage. Nothing herein shall be construed to obligate Mortgagee to conduct an environmental audit and it is expressly agreed that Mortgagee is relying upon Mortgagor's representations that the Mortgaged Property is free of Hazardous Substances in making its loan to Mortgagor.

         Mortgagor shall promptly provide Mortgagee with copies of all notices or reports received or submitted by him to or from any governmental agency or other third party with respect to the storage, processing, disposal, release or threatened release of Hazardous Substances into or onto the Mortgaged Property or any adjacent property.

         Mortgagor shall indemnify, defend, and hold harmless Mortgagee from and against any claim, loss or damage to which Mortgagee may be subjected from past, present, or future use, handling, storage, transportation or disposal of Hazardous Substances or toxic materials upon the property herein mortgaged. This indemnification shall survive the foreclosure of this Mortgage, but shall not cover or apply to any disposal, storage or deposit of Hazardous Substances or toxic materials first occurring after the date on which Mortgagee first becomes the fee owner and obtains possession of the Mortgaged Property.

         SECTION 1.14  PERMITTED CONTESTS.  Mortgagor shall not be required to:

         a. Pay any tax, assessment, or other charge referred to in Paragraph 1.5 hereof;

         b. Discharge or remove any lien, encumbrance, or charge referred to in Paragraph 1.1d herein; or

         c. Comply with any statute, law, rule, regulation, or ordinance referred to Paragraph 1.4e herein;

         so long as Mortgagor:

         aa. Shall contest in good faith the existence or amount thereof, the amount of damages caused thereby, the extent of its liability therefor, by appropriate proceedings which shall operate during the pendency thereof to prevent:

                  i. The collection of or other realization upon the tax, assessment, charge or lien, encumbrance, or charge so contested;

                  ii. The sale, forfeiture, or loss of the Mortgaged Property or any part thereof; and

                  iii. Any interference with the use or occupancy of the Mortgaged Property or any part thereof; and

         bb. Shall give such security to the Mortgagee as may be demanded by Mortgagee to insure compliance with the foregoing provisions and other provisions of the Loan Documents. Mortgagor shall give prompt written notice to Mortgagee of the commencement of any contest referred to in this section.

         SECTION 1.15 SUBROGATION. If Mortgagee pays any prior lien from the proceeds of the loan secured by this Mortgage, he shall be subrogated to the rights of the holder of such prior lien as fully as if such lien had been assigned to Mortgagee.

         SECTION 1.16 INDEMNIFICATION BY MORTGAGOR. Mortgagor will protect, indemnify, save and hold harmless Mortgagee from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, attorney's fees and expenses) imposed upon or incurred by or asserted against Mortgagee by reason of any of the following:

         a. Ownership of the Mortgaged Property, or any interest therein, or receipt of any rent or other sum therefrom;

         b. Any accident, injury to or death of persons or loss of or damage to property occurring on or about the Mortgaged Property or any part thereof or the adjoining sidewalks, curbs, vaults and vault space, if any;

         c. Any use, non-use or condition of the Mortgaged Property or any part thereof or the adjoining sidewalks, curbs, vaults and vault space, if any;

         d. Any failure on the part of Mortgagor to perform or comply with any of the terms of this Mortgage;

         e. Performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof;

         f. Any negligence or tortious act on the part of Mortgagor or any of its agents, contractors, sublessee, licensees or invitees; or,

         g. Exercise by Mortgagee of any remedy provided hereunder or at law or equity.

         If any action, suit or proceeding is brought against Mortgagee by reason of any such occurrence for which Mortgagor must indemnify Mortgagee pursuant to this paragraph, Mortgagor upon Mortgagee's request will at Mortgagor's expense resist and defend such action, suit or proceeding or will cause the same to be resisted and defended by counsel for the insurer of the liability or by counsel designated by Mortgagor and approved by Mortgagee. Any amounts paid by Mortgagee in connection with any of the matters referred to in this Section shall become part of the Indebtedness Secured Hereby.

         The terms and provisions contained in this Section shall survive the termination, release or satisfaction of the Loan Documents, but shall not apply to any act or omission first occurring after Mortgagee acquires fee title to and possession of the Mortgaged Property.

         SECTION 1.17 MISCELLANEOUS RIGHTS OF MORTGAGEE. Mortgagee may at any time and from time to time, without notice, release any person liable for payment of any of the Indebtedness Secured Hereby, extend the time or alter the terms of payment of any of the Indebtedness Secured Hereby, accept additional security of any kind, release any property securing the Indebtedness Secured Hereby, consent to or join in the making of any plat or map of the Mortgaged Property or the creation of any easement thereon or any covenants restricting use or occupancy thereof. No such release, modification, addition, or change shall affect the liability of any person for payment of the Indebtedness Secured Hereby, other than a person specifically released by Mortgagee in writing, nor shall it affect the priority and first lien status of this Mortgage upon any property not so released.

         SECTION 1.18 COSTS OF ADMINISTRATION. If Mortgagor shall request any consent, agreement, modification, release, or information from Mortgagee concerning the Mortgaged Property, or any of the Loan Documents, or any other agreement securing the Indebtedness Secured Hereby, Mortgagor shall pay to the Mortgagee on demand a reasonable fee for considering the request along with any expenses such as appraisal fees, attorneys' fees, or credit report charges, whether or not the request is ultimately granted by Mortgagee. Such amounts shall become additional Indebtedness Secured Hereby.

         SECTION 1.19 USE OF THE PREMISES. The Premises shall be used for light manufacturing and office purposes in connection therewith and other uses reasonably similar thereto which are permitted under applicable zoning and building codes and ordinances.


                                   ARTICLE 2.

                          DEFAULT AND REMEDIES THEREFOR

         SECTION 2.1 EVENTS OF DEFAULT; ACCELERATION. The occurrence of any one or more of the following shall be considered an "EVENT OF DEFAULT":

         a. Failure by Mortgagor to pay when due any installments of principal or interest due under the Note or any other Loan Document;

         b. Failure by Mortgagor to duly keep, perform and observe any other covenant, condition or agreement in the Note or any other Loan Document, after any cure period provided in the Note or any other Loan Document;

         c.       If Mortgagor shall:

                  1. Apply for or consent to the appointment of a receiver, trustee or liquidator of Mortgagor or his property;

                  2. Admit in writing its inability to pay his debts as they mature;

                  3. Make a general assignment for the benefit of creditors;

                  4.       Be adjudicated a bankrupt or insolvent; or

                  5. File a voluntary petition in bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors or take advantage of any insolvency law or any answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceeding;

         d. An order, judgment or decree shall be entered, without the application, approval or consent of Mortgagor, by any court or governmental agency of competent jurisdiction, approving the petition seeking reorganization of Mortgagor or appointing a receiver, trustee, liquidator, intervener or the like of Mortgagor, and such order, judgment or decree shall continue unstayed and in effect for any period of thirty (30) consecutive days; or

         e. Material breach of any warranty or covenant or the material untruth of any representation of Mortgagor contained in any of the Loan Documents; or

         f. Mortgagor shall default under the terms of any other loan or indebtedness owing from Mortgagor to Mortgagee and such default is not cured within any applicable cure period provided for under the terms of the loan.

         SECTION 2.2 REMEDIES. In the event of the happening of any Event of Default, hereunder, then, and in any such case, Mortgagee may declare the principal of and the accrued interest on the Note, including all sums advanced or otherwise owing pursuant to any other Loan Document, with interest thereon at the rate stated in the Loan Document, to be forthwith due and payable. Thereupon the Note, including both principal and interest accrued thereon, and including all sums advanced pursuant to any Loan Document and secured hereby, and interest thereon, shall be and become immediately due and payable without presentment, demand or further notice of any kind.

         If the principal of the Note shall have become due and payable, whether by lapse of time or by acceleration, then and in every such case Mortgagor confer upon Mortgagee the authority and power to proceed to protect and enforce its rights by a suit or suits in equity or at law, either for the specific performance of any covenant or agreement contained herein or in the Note, or in aid of the execution of any power herein or therein granted, or for the foreclosure of this Mortgage in any manner permitted by law, including, but not limited to foreclosure by advertisement, if permitted by law or action, or for the enforcement of any other appropriate legal or equitable remedy. In furtherance thereof, and not by way of limitation, Mortgagee:

         a. Shall be entitled to the immediate appointment of a receiver to operate, collect rents from and protect the Mortgaged Property.

         b. May sell the Mortgaged Property as one tract or otherwise at public auction and convey the same to the purchaser, in accordance with any applicable statute in such case made and provided. Mortgagor and any guarantor of the Note shall remain liable for any deficiency resulting from such sale.

         c. Shall also have, without limitation, the right to enter upon any Mortgaged Property where the Personal Property included in the Mortgaged Property is located and take possession of said Personal Property.

         d. Shall have all of the rights and remedies provided in the Uniform Commercial Code, including the right to proceed under the Uniform Commercial Code provisions governing default as to any Personal Property which may be included in the Mortgaged Property separately from the Real Property included therein, or to proceed as to all of the Mortgaged Property in accordance with its rights and remedies with respect to the Mortgaged Property. If Mortgagee should elect to proceed separately as to such Personal Property, Mortgagor agrees to make such Personal Property available to Mortgagee at a place or places acceptable to Mortgagee, and if any notification of intended disposition of the Personal Property is required by law, such notification shall be deemed reasonably and properly given if given at least seven (7) days before such disposition in the manner below provided.

         e. Mortgagor agrees to the provisions of Section 864.101 and 846.103)2) of the Wisconsin Statutes, as may apply to the property and as may be amended, permitting Mortgagee in the event of foreclosure to waive the right to judgment for deficiency and to hold the foreclosure sale within the time provided in such applicable Section.

         SECTION 2.3 FILING PROOFS OF CLAIM. In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceedings affecting Mortgagor or any person, partnership or corporation guaranteeing or endorsing any of Mortgagor's obligations, their creditors or their property, Mortgagee, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have his claims allowed in such proceedings for the entire amount due and payable by Mortgagor under the Note, this Mortgage and any other instrument securing the Note, at the date of the institution of such proceedings and for any additional amounts which may become due and payable by Mortgagor after such date.

         SECTION 2.4 MORTGAGEE AS PURCHASER. In case of any sale of the Mortgaged Property pursuant to any judgment or decree of any court or at public auction or otherwise in connection with the enforcement of any of the terms of this Mortgage, Mortgagee, his successors or assigns, may become the purchaser, and for the purpose of making settlement for or payment of the purchase price, shall be entitled to deliver over and use the Note and any claims for interest accrued and unpaid thereon, together with all other sums, with interest, advanced or otherwise owing pursuant to any Loan Document, or secured hereby and unpaid hereunder, in order that there may be credited as paid on the purchase price all or the appropriate part of the sum then due under the Note, including principal and interest thereon and all other sums, with interest, advanced or owing pursuant to any Loan Document or secured hereby and unpaid hereunder.

         SECTION 2.5 NON-EXCLUSIVE NATURE OF REMEDIES; NON-WAIVER, ETC. Each and every power or remedy herein specifically given shall be in addition to every other power or remedy, existing or implied, now or hereafter given or existing at law or in equity, or in any other Loan Document. Each and every power and remedy herein specifically given or otherwise so existing or given may be exercised from time to time and as often and in such order as may be deemed expedient by Mortgagee. The exercise or the beginning of the exercise of one power or remedy shall not be deemed a waiver of the right to exercise at the same time or thereafter any other power or remedy. No delay or omission of Mortgagee to exercise any right, power or remedy accruing upon any Event of Default shall exhaust or impair any such right, power or remedy or shall be construed to waive any such Event of Default or to constitute acquiescence therein. Every right, power, and remedy given to Mortgagee may be exercised from time to time and as often as may be deemed expedient by Mortgagee. No waiver of any Event of Default hereunder shall extend to, impair or affect any Event of Default then existing or occurring subsequent thereto, or impair any rights, powers or remedies consequent thereon.

     If Mortgagee:

         a. Grants forbearance or an extension of time for the payment of any Indebtedness Secured Hereby;

         b.       Takes other additional security for the payment thereof;

         c.       Waives or does not exercise any right granted in the Note;

         d. Releases any part of the Mortgaged Property from the lien of this Mortgage or otherwise changes any of the terms of the Note, this Mortgage or any other instrument securing the Note;

         e. Consents to the filing of any map, plat or replat of the Mortgaged Property;

         f.       Consents to the granting of any easement on the Mortgaged
                  Property;

         g. Makes or consents to any agreement changing the terms of this Mortgage or subordinating the lien or any charge hereof;

no such act or omission shall release, discharge, modify, change or affect the original liability under the Note, this Mortgage or otherwise of Mortgagor, or any subsequent purchaser of the Mortgaged Property or any part thereof or any maker, cosigner, surety or Personal Guarantor. No such act or omission shall preclude Mortgagee from exercising any right, power or privilege herein granted or intended to be granted in case of any Event of Default then existing or of any subsequent Event of Default, nor, shall the lien of this Mortgage be altered thereby.

         SECTION 2.6 PROCEEDS OF SALE. The proceeds and avails of any sale or disposition, of the Mortgaged Property or any part thereof, and the proceeds and avails of any remedy hereunder, shall be paid and applied as follows:

         1. First to the payment of costs and expenses of collection of the Indebtedness Secured Hereby, specifically those relative to foreclosure (if foreclosure is elected by Mortgagee) and of such sale and of all proper expenses, including attorneys' fees; and

         2. Second to Indebtedness Secured hereby attributable to liability incurred, advances incurred or made hereunder by Mortgagee, and of all taxes, assessments or liens superior to the lien of this Mortgage; and

         3. Third to the payment to Mortgagee of the amount then owing or unpaid under the Note for principal and interest and in case any such proceeds shall be insufficient to pay the whole amount so due then first to the payment of such interest; and

         4. Fourth to the payment to Mortgagor, his successors and assigns, or to whomsoever may be lawfully entitled to receive the same.

         SECTION 2.7 TERMINATION OF PROCEEDINGS. In case Mortgagee shall have proceeded to enforce any right under this Mortgage by foreclosure, sale, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely, then, and in every such case, Mortgagor and Mortgagee shall be restored to their former positions and rights hereunder with respect to the Mortgaged Property subject to the lien hereof. Thereafter, Mortgagee shall be permitted to select any of his remedies in the event of a continuing or subsequent Event of Default.

                                   ARTICLE 3.

                         ASSIGNMENT OF LEASES AND RENTS

         SECTION 3.1 NO OBLIGATION TO ASSUME OBLIGATIONS. The assignment of rents, income and profits herein shall not be deemed or construed to obligate Mortgagee to take any action or to incur expenses or perform or discharge any obligation, duty or liability.

         SECTION 3.2 MORTGAGOR TO COMPLY WITH LEASES. Mortgagor will, at its own cost and expense, perform, comply with and discharge all of the obligations of Mortgagor under any leases or agreements for the use of the Mortgaged Property whether in existence now or entered into subsequent to the date hereof (the "LEASES") and use its best efforts to enforce or secure the performance of each obligation and undertaking of the respective tenants under the Leases and will appear in and defend, at its own cost and expense, any action or proceeding arising out of or in any manner connected with the Mortgagor's interest in the Leases. In connection with the leasing or rental of the Mortgaged Property, or any part or portion thereof, the Mortgagor covenants and agrees that: (i) all Leases shall be in writing; (ii) upon request of Mortgagee, Mortgagor will provide Mortgagee with a current tenant list and rent roll, certified to by the Mortgagor, not less frequently than each anniversary of the Note. Mortgagor will not borrow against, pledge or assign any rentals due under the Leases; nor borrow against, pledge or assign any rentals due under the Leases nor consent to a subordination or assignment of the interest of the tenants thereunder to any party other than the Mortgagee, nor anticipate the rents thereunder for more than one (1) month in advance, without the prior written consent of the Mortgagee.

         SECTION 3.3 MORTGAGEE'S RIGHT TO PERFORM UNDER LEASES. Should the Mortgagor fail to perform, comply with or discharge any obligations of Mortgagor under any lease or should the Mortgagee become aware of or be notified by any tenant under a Lease of a failure on the part of Mortgagor to so perform, comply with or discharge its obligations under said

Lease, Mortgagee may, but shall not be obligated to, and without further demand upon the Mortgagor, and without waiving or releasing Mortgagor from any obligation in this Mortgage contained, remedy such failure, and the Mortgagor agrees to repay upon demand all sums incurred by the Mortgagee in remedying any such failure together with interest at the rate then in effect under the terms of the Note. All such sums, together with interest as aforesaid shall become so much additional Indebtedness Secured Hereby, but no such advance shall be deemed to relieve the Mortgagor from any default hereunder.

         SECTION 3.4 ASSIGNMENT OF LEASES AND RENTS. The Mortgagor does hereby sell, assign and transfer unto Mortgagee all of the Leases and all of the rents and profits now due and which hereafter become due under or by virtue of any Lease, whether written or verbal, it being the intention of this Mortgage to establish an absolute transfer and assignment of the Leases and all of the rents and profits from the Mortgaged Property unto the Mortgagee and the Mortgagor does hereby appoint irrevocably the Mortgagee its true and lawful attorney in its name and stead, which appointment is coupled with an interest, to collect all of said rents and profits; provided, Mortgagor shall have the right to collect and retain such rents and profits unless and until an Event of Default exists under this Mortgage. Upon an Event of Default and whether before or after the institution of legal proceedings to foreclose the lien hereof or before or after sale thereunder or during any period of redemption the Mortgagee, and without regard to waste, adequacy of the security or solvency of the Mortgagor, may revoke the privilege granted Mortgagor hereunder to collect the rents and profits, and may, at his option, without notice, either (a) in person or by agent, with or without taking possession of or entering the Mortgaged Property, with or without bringing any action or proceeding, give, or require Mortgagor to give, notice to any or all tenants under any Lease authorizing and directing the tenant to pay such rents and profits to Mortgagee; collect all of the rents and profits; enforce the payment thereof and exercise all of the rights of the Mortgagor under the Leases and all of the rights of Mortgagee hereunder; may enter upon, take possession of, manage and operate said Mortgaged Property, or any part thereof; may cancel, enforce or modify the Leases, and fix or modify rents, and do any acts which the Mortgagee deems proper to protect the security hereof with or without taking possession of said Mortgaged Property; or (b) apply for the appointment of a receiver in accordance with the statutes and law made and provided for, which receivership Mortgagor hereby consents to, who shall collect the rents and profits, and all other income of any kind; manage the Mortgaged Property so to prevent waste; execute Leases within or beyond the period of receivership, and perform the terms of this Mortgage and apply the rents and profits hereinafter provided. Any such rents shall be applied in the following order: (i) to payment of all reasonable fees of any receiver appointed hereunder, (ii) to application of tenant's security deposits if required by law,
(iii) to payment when due of prior or current real estate taxes or special assessments with respect to the Mortgaged Property or, if the Mortgage so requires, to the periodic escrow for payment of the taxes or special assessments then due, (iv) to payment when due of premiums for insurance of the type required by the Mortgage or, if the Mortgage so requires, to the periodic escrow for the payment of premiums then due, and (v) to payment of all expenses for normal maintenance of the Mortgaged Property. Any rents remaining after application of the above items shall be applied to the Indebtedness Secured Hereby. If the Mortgaged Property shall be foreclosed and sold pursuant to a foreclosure sale, then:

         (a) If the Mortgagee is the purchaser at the foreclosure sale, the rents shall be paid to the Mortgagee to be applied to the extent of any deficiency remaining after the sale, the balance to be retained by the Mortgagee, and if the Mortgaged Property be redeemed by the Mortgagor or any other party entitled to redeem, to be applied as a credit against the redemption price with any remaining excess rents to be paid to the Mortgagor, provided, if the Mortgaged Property not be redeemed, any remaining excess rents to belong to the Mortgagee, whether or not a deficiency exists;

         (b) If the Mortgagee is not the purchaser at the foreclosure sale, the rents shall be paid to the Mortgagee to be applied first, to the extent of any deficiency remaining after the sale, the balance to be retained by the purchaser, and if the Mortgaged Property be redeemed by the Mortgagor or any other party entitled to redeem, to be applied as a credit against the redemption price with any remaining excess rents to be paid to the Mortgagor, provided, if the Mortgaged Property not be redeemed any remaining excess rents shall be paid first, to the purchaser at the foreclosure sale in an amount equal to the interest accrued upon the sale price, then to the Mortgagee to the extent of any deficiency remaining unpaid and the remainder to the purchaser.

The entering upon and taking possession of the Mortgaged Property, the collection of such rents and profits and the application thereof as aforesaid shall not cure or waive any defaults under this Mortgage nor in any way operate to prevent the Mortgagee from pursuing any other remedy which it may now or hereafter have under the terms of this Mortgage nor shall it in any way be deemed to constitute the Mortgagee a mortgagee-in-possession. The rights and powers of the Mortgagee hereunder shall remain in full force and effect both prior to and after any foreclosure of the Mortgage and any sale pursuant thereto and until expiration of the period of redemption from said sale, regardless of whether a deficiency remains from said sale. The purchaser at any foreclosure sale, including the Mortgagee, shall have the right, at any time and without limitation, to advance money to any receiver appointed hereunder to pay any part or all of the items which the receiver would otherwise be authorized to pay if cash were available from the Mortgaged Property and the sum so advanced, with interest at the rate provided for in the Note, shall be a part of the sum required to be paid to redeem from any foreclosure sale. The rights hereunder shall in no way be dependent upon and shall apply without regard to whether the Mortgaged Property is in danger of being lost, materially injured or damaged whether the Mortgaged Property is adequate to discharge the Indebtedness Secured Hereby.

                                   ARTICLE 4.

                                  MISCELLANEOUS

         SECTION 4.1 USE OF PRONOUNS; MORTGAGOR/MORTGAGEE. Whenever used in this Mortgage, the singular number shall include the plural, the plural the singular, and the neuter shall include the masculine and the feminine. The words "Mortgagor" and Mortgagee" shall be deemed to include Mortgagor and Mortgagee named in the opening paragraph of this Mortgage and their respective heirs, personal representatives, successors and assigns.

         SECTION 4.2 BINDING EFFECT. Whenever any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party. All covenants, promises and agreements by or on behalf of Mortgagor in this Mortgage contained shall bind Mortgagor, and also its successors and assigns, and shall inure to the benefit of Mortgagee, and his successors and assigns, whether so expressed or not.

         SECTION 4.3 SEVERABILITY. The unenforceability or invalidity of any provision of this Mortgage as to any persons or circumstances shall not render that provision unenforceable or invalid as to any other persons or circumstances, and all provisions hereof, in all other respects, shall remain valid and enforceable.

         SECTION 4.4 NOTICES. All notices provided for herein shall be in writing and shall be deemed to have been given (unless otherwise required by the specific provisions hereof in respect to any matter) as provided in the Loan Documents.

         SECTION 4.5 COSTS AND EXPENSES. Mortgagor shall reimburse Mortgagee for all costs, charges and expenses, including reasonable attorneys' fees (including but not limited to attorneys' fees incurred in successful defense or prosecution of an appeal) and disbursements and costs incurred or paid by Mortgagee in any threatened, pending or completed action, proceeding or dispute to which Mortgagee is or might be made a party or appears as a party and which affects or might affect the Note, this Mortgage, any other Loan Document, or the Mortgaged Property or any part thereof, or the interests of Mortgagor or Mortgagee therein, including but not limited to the foreclosure of this Mortgage, condemnation involving all or part of the Mortgaged Property or any action to protect the security hereof. All costs, charges and expenses so incurred or paid by Mortgagee shall become due and payable immediately, whether or not there be notice, demand, attempt to collect or suit pending, together with interest from the dates such advances are made, or costs, charges or expenses are incurred, at the same rate of interest borne by the indebtedness evidenced by the Note. Any such sum or sums and the interest thereon shall be secured hereby in priority to the indebtedness evidenced by the Note.

         SECTION 4.6 FINANCING STATEMENT. From the date of its recording, this Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all goods constituting a part of the Mortgaged Property which are or are to become fixtures related to the real estate described herein. For this purpose, the following information is set forth:

         1.       Name and Address of Mortgagor:

                  Dotronix, Inc.
                  160 First Street, S.E.
                  New Brighton, MN 55112-7894

         2.       Name and Address of Mortgagee:

                  William S. Sadler
                  1370 Ryan Avenue West
                  Roseville, MN 55113

         3. This document covers goods which are or are to become fixtures.

         4.       The security interest includes the proceeds of collateral.

         SECTION 4.7 CONSTRUCTION. This Mortgage is made and is to be construed under the laws of the State of Wisconsin. No term or provision contained in the Note or any other Loan Document shall be construed against either party by virtue of that party having been deemed to have drafted or otherwise provided such term or provision.

         SECTION 4.8 WAIVER OF MARSHALING, ETC. If this Mortgage is foreclosed, Mortgagor hereby waives and releases any right to have the Mortgaged Property marshaled or sold as separate parcels.

         SECTION 4.9 CAPTIONS AND HEADINGS. The captions and headings of the various sections of this Mortgage or any other Loan Document are for convenience only and are not to be construed as confining or limiting in any way the scope or intent of the provisions thereof.

         SECTION 4.10 NOTICE. MORTGAGOR UNDERSTANDS AND AGREES THAT IF AN EVENT OF DEFAULT (AS DEFINED IN SECTION 3.1 OF THIS MORTGAGE) SHALL OCCUR, MORTGAGEE HAS AMONG ITS RIGHTS THE RIGHT TO FORECLOSE THIS MORTGAGE PURSUANT TO WISCONSIN STATUTES, AS HEREAFTER AMENDED OR PURSUANT TO ANY SIMILAR OR REPLACEMENT STATUTE HEREAFTER ENACTED;

         MORTGAGOR FURTHER UNDERSTANDS AND AGREES THAT IN THE EVENT OF SUCH DEFAULT MORTGAGEE MAY TAKE POSSESSION OF ANY PERSONAL PROPERTY SECURED BY THE MORTGAGE AND DISPOSE OF THE SAME BY SALE OR OTHERWISE IN ONE OR MORE PARCELS PROVIDED THAT AT LEAST SEVEN (7) DAYS PRIOR NOTICE OF SUCH DISPOSITION MUST BE GIVEN TO MORTGAGOR, ALL AS PROVIDED FOR BY THE WISCONSIN UNIFORM COMMERCIAL CODE, AS HEREAFTER AMENDED OR BY ANY SIMILAR OR REPLACEMENT STATUTE HEREAFTER ENACTED.

         MORTGAGOR FURTHER UNDERSTANDS THAT UNDER THE CONSTITUTION OF THE UNITED STATES IT MAY HAVE THE RIGHT TO NOTICE AND A HEARING BEFORE THE MORTGAGED PREMISES MAY BE SOLD AND THAT THE PROCEDURE FOR FORECLOSURE DESCRIBED ABOVE DOES NOT ENSURE THAT

NOTICE WILL BE GIVEN TO MORTGAGOR, AND THE UNIFORM COMMERCIAL CODE DOES NOT REQUIRE ANY HEARING OR OTHER JUDICIAL PROCEEDING.

         MORTGAGOR FURTHER UNDERSTANDS THAT IT MAY BE ENTITLED TO A JURY TRIAL UNDER THE CONSTITUTION OF THE UNITED STATES OR WISCONSIN LAW.

     MORTGAGOR HEREBY RELINQUISHES, WAIVES AND GIVE UP ANY CONSTITUTIONAL RIGHT TO NOTICE AND A HEARING BEFORE THE SALE OF THE MORTGAGED PREMISES AND EXPRESSLY CONSENTS AND AGREES THAT THE MORTGAGED PREMISES MAY BE FORECLOSED AND THAT ANY PERSONAL PROPERTY MAY BE DISPOSED OF PURSUANT TO THE UNIFORM COMMERCIAL CODE, ALL AS DESCRIBED ABOVE. MORTGAGOR FURTHER WAIVES THE RIGHT TO TRIAL BY JURY IN ANY ACTION, OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS MORTGAGE OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN MORTGAGOR OR MORTGAGEE OR ANY CONDUCT, ACTS OR OMISSIONS OF MORTGAGOR OR MORTGAGEE OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH MORTGAGEE OR MORTGAGOR, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE.

         MORTGAGOR ACKNOWLEDGES THAT IT IS REPRESENTED BY COMPETENT LEGAL COUNSEL; THAT BEFORE MORTGAGOR SIGNED THIS DOCUMENT, THIS SECTION 4.10 AND MORTGAGOR'S CONSTITUTIONAL RIGHTS WERE FULLY EXPLAINED BY SUCH COUNSEL AND THAT MORTGAGOR UNDERSTANDS THE NATURE AND EXTENT OF THE RIGHTS WAIVED HEREBY AND THE EFFECT OF SUCH WAIVER.

         IN WITNESS WHEREOF, Mortgagor has executed this Mortgage as of the above date.

MORTGAGOR:

                                 DOTRONIX, INC.



                                 By:      /S/ ROBERT J. ANDREWS
                                         -----------------------------

                                 Title:   Vice President, OPERATIONS
                                         -----------------------------

STATE OF MINNESOTA      )
                        )ss.
COUNTY OF RAMSEY        )

The foregoing instrument was acknowledged before me this 23 day of February, 2000, by Robert J. Andrews the V.P. of operations of Dotronix, Inc., a Minnesota corporation, or Assigns on behalf of the corporation.

                                  /s/ Jean C. Afrooz
                                 ----------------------------
[SEAL]                            Notary Public



THIS INSTRUMENT WAS                         Tax Statements for the
DRAFTED BY:                                 mortgaged premises should
                                            be sent to:

PETERSON, FRAM & BERGMAN                    Dotronix, Inc.
a Professional Association                  160 First Street, S.E.
50 East 5th Street, Suite 300               New Brighton, MN 55112
St. Paul MN 55113-2602
Phone: (651) 291-8955

                                   EXHIBIT "A"
                                 to that certain
                   COMBINATION MORTGAGE AND SECURITY AGREEMENT
                         AND FIXTURE FINANCING STATEMENT
                       AND ASSIGNMENT OF LEASES AND RENTS
                                 by and between
                            Dotronix, Inc., Mortgagor
                                       and
                          William S. Sadler, Mortgagee

                               [LEGAL DESCRIPTION]

          Lots 1, 2, 3, 4 and 5, Block 1, Chamber of Commerce Addition to the City of Eau Claire, Chippewa County, Wisconsin

                                   EXHIBIT "B"
                                 to that certain
                   COMBINATION MORTGAGE AND SECURITY AGREEMENT
                         AND FIXTURE FINANCING STATEMENT
                       AND ASSIGNMENT OF LEASES AND RENTS
                                 by and between
                            Dotronix, Inc. Mortgagor
                                       and
                          William S. Sadler, Mortgagee

                             PERMITTED ENCUMBRANCES